UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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KEITHLEY INSTRUMENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
CODE OF ETHICS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008
OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2008
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008
PENSION BENEFITS AT SEPTEMBER 30, 2008
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008
POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION, DEATH OR CHANGE OF CONTROL
PRINCIPAL ACCOUNTANT FEES AND SERVICES
PROPOSAL TWO: APPROVAL OF THE KEITHLEY INSTRUMENTS, INC. 2009 STOCK INCENTIVE PLAN
PROPOSAL THREE: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC AS THE COMPANY’S INDEPENDENT ACCOUNTANTS
OTHER MATTERS
KEITHLEY INSTRUMENTS, INC. 2009 STOCK INCENTIVE PLAN
December 31, 2008

TO THE SHAREHOLDERS OF KEITHLEY INSTRUMENTS, INC.

This year’s Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at 12:00 Noon (EST), Saturday, February 7, 2009, at our corporate headquarters, 28775 Aurora Road, Cleveland, Ohio.

In addition to acting on the matters outlined in the Proxy Statement, we look forward to reviewing with you the results of the first quarter, which will end on December 31, 2008. As in the past, there will be an informal presentation on the Company’s business.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote in person.

On behalf of the Directors and management of Keithley Instruments, Inc., we would like to thank you for your continued support and confidence in the Company.

Sincerely yours,

Joseph P. Keithley
Chairman, President and Chief Executive Officer

Keithley Instruments, Inc. 28775 Aurora Road Cleveland, Ohio 44139-1891 440-248-0400 • Fax: 440-248-6168 http://www.keithley.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at the Company’s corporate headquarters, 28775 Aurora Road, Cleveland, Ohio, on Saturday, February 7, 2009, at 12:00 Noon (EST), for the following purposes:

(1) To elect eight members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

(2) To approve the Keithley Instruments, Inc. 2009 Stock Incentive Plan;

(3) To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending September 30, 2009; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of Common Shares and Class B Common Shares of record at the close of business on Tuesday, December 9, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

John M. Gherlein
Secretary

December 31, 2008

Please sign, date and return the enclosed proxy promptly.
A return envelope is enclosed for your convenience.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on February 7, 2009: This proxy statement and Keithley Instrument’s 2008 annual report to shareholders are also available on Keithley Instruments’ website at www.keithley.com/Investors.

KEITHLEY INSTRUMENTS, INC.

28775 Aurora Road
Cleveland, Ohio 44139

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 7, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Keithley Instruments, Inc. (the “Company” or “Keithley”) for use at the Annual Meeting of Shareholders of the Company to be held on February 7, 2009, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

The solicitation of proxies is made by and on behalf of the Board of Directors. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally and by telephone, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by Directors, officers and employees of the Company.

The presence of a shareholder at the Annual Meeting will not operate to revoke the shareholder’s proxy. Any shareholder giving a proxy pursuant to this solicitation may revoke it by giving notice to the Company in writing or in open meeting. All properly executed proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions contained in such proxies. If no directions are given, properly executed proxies will be voted FOR the election of the nominees named in this Proxy Statement and FOR the proposals set forth in the Notice, with discretionary authority to vote on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on December 9, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and the accompanying President’s letter, notice and proxy, together with the Company’s annual report to shareholders for the fiscal year ended September 30, 2008, are first being sent to shareholders on or about December 31, 2008.

VOTING RIGHTS

As of the close of business on December 9, 2008, there were outstanding 13,452,469 Common Shares, without par value, of the Company (“Common Shares”) and 2,150,502 Class B Common Shares, without par value, of the Company (“Class B Common Shares”). The holders of outstanding Common Shares on that date will be entitled to one vote for each share held, and the holders of outstanding Class B Common Shares on that date will be entitled to ten votes for each share held. Proxies received by the Company but marked as abstentions or broker non-votes will not count in favor of, or against, election of a nominee for Director. Broker non-votes will have no effect on and abstentions will have the effect of a vote against approval of the proposals relating to the Keithley Instruments, Inc. 2009 Stock Incentive Plan and the ratification of PricewaterhouseCoopers LLC.

The Ohio Revised Code, as it applies to the Company, provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that such shareholder desires the voting to elect Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of Directors, enabling such shareholder to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute votes on the same principle among two or more nominees, as such shareholder sees fit. If cumulative voting is in effect, the persons named in the proxy will vote shares represented thereby so as to elect as many of the eight nominees named herein as possible.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following persons are known to the Company to be the beneficial owners of more than 5% of the voting securities of the Company as of December 9, 2008:

				Class B
	Common Shares			Common Shares(1)
	Number of			Number of			Percentage
	Shares			Shares			of Total
	Beneficially		Percent	Beneficially		Percent	Voting
Name of Beneficial Owner	Owned		of Class	Owned		of Class	Power

Joseph P. Keithley	600,571	(2)	4.3%	2,130,878	(3)	99.1%	61.7%
NWQ Investment Management Company, LLC (4)	2,236,797		16.6%	—		—	6.4%
Renaissance Technologies LLC (5)	850,000		6.3%	—		—	2.4%
Babson Capital Management LLC (6)	730,000		5.4%	—		—	2.1%

(1)	Pursuant to the Company’s Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis.

(2)	Includes Common Shares represented by options exercisable on or before February 7, 2009, by Joseph P. Keithley (531,250 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by Mr. Keithley and his percentage of total voting power of the Company’s capital stock, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes 2,616 shares of restricted stock that are subject to certain vesting requirements and 2,448 shares owned by Mr. Keithley’s wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

(3)	Includes 1,954,816 shares owned by a partnership of which Mr. Keithley serves as the general partner, and 46,062 shares owned by a trust of which Mr. Keithley serves as the co-trustee.

(4)	Derived from information contained in a Schedule 13G dated February 14, 2008. NWQ Investment Management, LLC reports sole voting power with respect to 1,836,532 shares and sole dispositive power with respect to 2,236,797 shares.

(5)	Derived from information contained in a Schedule 13G dated February 11, 2008. Renaissance Technologies LLC reports sole voting power with respect to 831,500 shares and sole dispositive power with respect to 850,000 shares. Dr. James H. Simons reports beneficial ownership of the aforementioned shares due to his position as control person of Renaissance Technologies LLC.

(6)	Derived from information contained in a Schedule 13G dated February 14, 2008.

The business address of Mr. Keithley is 28775 Aurora Road, Cleveland, Ohio 44139. The address for NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, California 90067. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022. The address for Babson Capital Management LLC is 470 Atlantic Avenue, Boston, Massachusetts 02210-2208.

Security Ownership of Management

The beneficial ownership of Common Shares and Class B Common Shares by each of the Company’s Directors and executive officers named in the Summary Compensation Table and by all executive officers and Directors of the Company as a group on December 9, 2008, is set forth in the table below:

				Class B
	Common Shares			Common Shares(1)
	Number of			Number of			Percentage
	Shares			Shares			of Total
Name and Address of	Beneficially		Percent	Beneficially		Percent	Voting
Beneficial Owner	Owned(2)		of Class	Owned		of Class	Power

Brian R. Bachman	81,742		*	—		—	*
James T. Bartlett	124,738		*	—		—	*
James B. Griswold	102,179		*	—		—	*
Leon J. Hendrix, Jr.	151,525		1.1%	—		—	*
Brian J. Jackman	39,131		*	—		—	*
Joseph P. Keithley	600,571	(3)	4.3%	2,130,878	(4)	99.1%	61.7%
Dr. N. Mohan Reddy	82,809		*	—		—	*
Thomas A. Saponas	35,048		—	—		—	—
Barbara V. Scherer	38,465		*	—		—	—
R. Elton White	115,137		*	—		—	*
Mark A. Hoersten	139,131		1.0%	—		—	*
Larry L. Pendergrass	58,646		*	—		—	*
Mark J. Plush	218,942	(5)	1.6%	—		—	*
Linda C. Rae	196,628		1.4%	—		—	*
All executive officers and Directors as a group (16 persons)	2,195,965		14.6%	2,130,878		99.1%	64.3%

*	Less than 1%

(1)	Pursuant to the Company’s Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis.

(2)	Includes Common Shares represented by options exercisable on or before February 7, 2009 by Brian R. Bachman (60,000 shares), James T. Bartlett (60,000 shares), James B. Griswold (40,000 shares), Leon J. Hendrix, Jr. (70,000 shares), Brian J. Jackman (10,000 shares), Joseph P. Keithley (531,250 shares), Dr. N. Mohan Reddy (45,000 shares), Barbara V. Scherer (20,000 shares), R. Elton White (40,000 shares), Mark A. Hoersten (134,000 shares), Mark J. Plush (173,829 shares), Linda C. Rae (189,250 shares), and all officers and Directors as a group (1,603,129 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by each of the individuals and all officers and Directors as a group and their percentage of total voting power of the Company’s capital stock, respectively, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes restricted shares that are subject to certain vesting requirements for Mr. Keithley (2,616 shares), Mr. Saponas (5,098 shares), Mr. Plush (3,336 shares), and all officers and Directors as a group (15,862 shares). Includes shares held under the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan for the benefit of Mr. Bachman (2,477 shares), Mr. Bartlett (46,273 shares), Mr. Griswold (42,714 shares), Mr. Hendrix (43,060 shares), Mr. Jackman (10,666 shares), Dr. Reddy (19,344), Mr. Saponas (12,375 shares) and Mr. White (31,660 shares), as to which such persons do not have current voting rights.

(3)	Includes 2,448 shares owned by Mr. Keithley’s wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

(4)	Includes 1,954,816 shares owned by a partnership of which Mr. Keithley serves as the general partner, and 46,062 shares owned by a trust of which Mr. Keithley serves as the co-trustee.

(5)	Includes 1,300 shares owned by Mr. Plush’s son and 36,482 Common Shares represented by options exercisable on or before February 7, 2009 for Mr. Plush’s former wife. Mr. Plush may exercise the options solely upon the direction of his former wife who is entitled to the shares issued upon exercise. Mr. Plush disclaims beneficial ownership with respect to the options held for the benefit of his former wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Keithley’s executive officers, Directors and persons who own more than 10% of Keithley’s common shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide the Company with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of these forms and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements were met during fiscal year 2008.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, or any adjournment or postponement thereof, Common Shares and Class B Common Shares represented by proxies, unless otherwise specified, will be voted for the election as Directors of the eight persons named below who have been nominated by the Board of Directors following the recommendation of the Board’s Nominating and Corporate Governance Committee. If the eight nominees are elected, there will be two vacancies on the Board. Under the Company’s Corporate Governance Guidelines, one of the Company’s current Directors, James T. Bartlett, has reached the maximum age for board service and cannot be nominated for another term. Additionally, R. Elton White, a current Director, has decided to retire from the Company’s Board of Directors. Accordingly, they will no longer serve on the Company’s Board of Directors following the annual meeting and the Board has not nominated any other candidates to fill these vacancies. Instead, the Board expects to reduce the size of the Board to eight members, effective when Mr. Bartlett and Mr. White cease to be Directors.

Each of the Directors to be elected at the meeting is to serve until the next Annual Meeting and until his or her successor shall have been duly elected and qualified. Pursuant to the Company’s Amended Articles of Incorporation, one-fourth (calculated to the nearest whole number) of the number of authorized Directors, which equals three Directors, is entitled to be elected by the Common Shares voting separately as a class. Messrs. Bachman, Jackman and Reddy have been nominated as the Directors to be so elected by the holders of the Common Shares of the Company. The remaining five nominees are to be elected by the holders of the Common Shares and the Class B Common Shares voting together. The three nominees receiving the greatest number of votes of the Common Shares voting separately as a class, and the five other nominees receiving the greatest number of votes of the Common Shares and the Class B Common Shares voting together without regard to class, will be elected as Directors.

Each of the nominees is presently a member of the Board of Directors and each has indicated his or her willingness to serve as a Director, if elected. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by proxies will be voted for the election of any substitute nominee that may be named by the Board of Directors.

Nominees for Election

Set forth below is certain information, as of December 9, 2008, with respect to each person nominated for election as a Director.

Name and Age of Nominee	Business Experience	Director Since

Joseph P. Keithley Age 59
Chairman of the Board of the Company since 1991, Chief Executive Officer since November 1993 and President since May 1994. Director of Brush Engineered Materials Inc., which through its subsidiaries supplies beryllium-containing products and other engineered materials for end-use applications within the worldwide telecommunications and computer, automotive electronics, industrial components, optical media, aerospace, defense and appliance markets, and Director of Nordson Corporation, a worldwide producer of precision dispensing equipment and manufacturer of technology-based systems for curing and surface treatment processes.
		1986
Brian R. Bachman (1) Age 63
Private Investor and Managing Partner of River Farm LLC, an agriculture company from September 2004 to the present. From 2000 until 2002, Mr. Bachman served as the Chief Executive Officer and Vice Chairman of Axcelis Technologies, which produces equipment used in the fabrication of semiconductors. Director of Kulicke and Soffa Industries Inc., a supplier of equipment to the semiconductor assembly market; Director of Trident Microsystems, a supplier of HD video processing integrated circuits (ICs) for flat panel televisions; and Director of Ultra Clean Technologies, a supplier of critical subsystems for the semiconductor capital, solar and medical industries focusing on gas delivery systems.
		1996
James B. Griswold Age 62	Chief Investment Officer of Danville Partners LLC, a private equity firm, from May 2007 to the present. Retired Partner in the law firm of Baker & Hostetler LLP concentrating in the areas of mergers and acquisitions, venture capital, financing business negotiations, and assisting entrepreneurs and high-growth companies.	1989
Leon J. Hendrix, Jr. Age 67
Private Investor. Retired Chairman of the Board of Remington Arms Co. from 1997 to June 2007, a manufacturer and marketer of firearms and ammunition. Principal, Clayton, Dubilier & Rice, Inc., a private investment firm, from 1993 to 2000. Chief Operating Officer of Reliance Electric Company from 1992 to 1993, Executive Vice President of Reliance from 1989 to 1992 and Vice President of Corporate Development of Reliance from 1987 to 1989. Reliance Electric is now a part of Baldor Electric Co., a worldwide manufacturer of industrial electric motors, drives and generators. Director of Cambrex Corp., a provider of products and services to the life sciences industries. Chairman of the Board of Trustees of Clemson University.
		1990

Name and Age of Nominee	Business Experience	Director Since

Brian J. Jackman (1) Age 67
President, The Jackman Group, Inc., a management consulting organization formed in 2005. From 1998 until his retirement in 2001, Mr. Jackman served as President, Global Systems and Technology of Tellabs, Inc., which designs, deploys and services optical networking, broadband access and voice-quality enhancement equipment for the telecommunications industry. He also served as Tellab’s President of Operations from 1993 to 1998, and held various sales and marketing positions during his tenure. Prior to joining Tellabs, Mr. Jackman held various systems, sales and marketing positions with IBM Corporation, which manufactures and markets advanced information processing products, including computer and microelectronic technology, software and networking systems. Director of PCTEL, Inc., a leading supplier of products which simplify mobile connectivity, and Open Texttm Corporation, a provider of Enterprise Content Management solutions for global organizations.
		2005
Dr. N. Mohan Reddy (1) Age 55
Dean of the Weatherhead School of Management, Case Western Reserve University since 2006. Albert J. Weatherhead, III Professor of Management since January 2007, Associate Professor of Marketing since 1991 and Keithley Professor of Technology Management since 1996 at the Weatherhead School of Management, Case Western Reserve University. Consultant to firms in the electronics, semiconductor and telecommunications industries on commercializing new technologies and marketing strategy implementation. Director of Brush Engineered Materials, Inc., which through its subsidiaries supplies beryllium-containing products and other engineered materials for end-use applications within the worldwide telecommunications and computer, automotive electronics, industrial components, optical media, aerospace, defense and appliance markets.
		2001
Thomas A. Saponas Age 59	Private Investor. Mr. Saponas served as the Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc. from April 1999 until he retired in October 2003. Prior to Agilent’s spin-off from Hewlett-Packard, Mr. Saponas was Vice President and General Manager of Hewlett-Packard’s Electronic Instruments Group from June 1998 to April 1999. Mr. Saponas joined Hewlett-Packard in 1972 and held a number of other positions prior to those listed. Director of Procera Networks, a global provider of networking infrastructure equipment.	2006

Name and Age of Nominee	Business Experience	Director Since

Barbara V. Scherer Age 52	Senior Vice President Finance & Administration and Chief Financial Officer of Plantronics, Inc. since 1998. Vice President Finance & Administration and Chief Financial Officer from 1997 to 1998. Plantronics is the leading provider of headsets to telephone companies and the business community worldwide. Prior to joining Plantronics, Ms. Scherer held various executive management positions spanning eleven years in the disk drive industry, was an employee with The Boston Consulting Group and was a member of the corporate finance team at ARCO.	2004

(1)	Elected by holders of Common Shares only.

CORPORATE GOVERNANCE

The Board of Directors held four meetings during the fiscal year ended September 30, 2008. During that fiscal year, no Director attended fewer than 75% of the aggregate of meetings of the Board and committees on which he or she served.

The Company has not established a formal policy regarding director attendance at the Company’s annual meeting of shareholders. However, the annual meeting has generally been scheduled on the same day as a regular board meeting. All of the Company’s Directors attended the 2008 annual shareholders’ meeting, except Mr. Hendrix.

The Company has five standing committees: the Executive Committee, the Audit Committee, the Compensation and Human Resources Committee, the Strategy Committee, and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. The Board of Directors has also adopted Corporate Governance Guidelines. A copy of the charters for the Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee and the Corporate Governance Guidelines can be found under the “Investor Relations” section of our website at www.keithley.com and are also available in print to any shareholder who submits a request to the Company c/o Marcia Miller, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. Set forth below is the current membership of each standing committee of the Board, with the number of meetings held during the fiscal year ended September 30, 2008, in parentheses.

Nominating and
		Compensation and		Corporate
Executive Committee	Audit Committee	Human Resources	Strategy Committee	Governance
(none)	(eight)	Committee (eight)	(four)	Committee (two)

Joseph P. Keithley (Chairman)	Barbara V. Scherer (Chairman)	Brian R. Bachman (Chairman)	Dr. N. Mohan Reddy (Chairman)	James T. Bartlett (Chairman)
James T. Bartlett	James T. Bartlett	Leon J. Hendrix, Jr.	Brian R. Bachman	James B. Griswold
James B. Griswold	James B. Griswold	Thomas A. Saponas	James T. Bartlett	Dr. N. Mohan Reddy
	R. Elton White	Barbara V. Scherer	James B. Griswold	Thomas A. Saponas
Leon J. Hendrix, Jr.
Brian J. Jackman
Joseph P. Keithley
Thomas A. Saponas
Barbara V. Scherer
R. Elton White

The Board has determined that all of the Directors, except for Mr. Keithley, are independent directors applying the standards set forth in the New York Stock Exchange listing standards. All of the members of the Board’s Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance

Committee are independent directors and met the independence criteria of the New York Stock Exchange listing standards with respect to such committee membership.

The non-management directors, all of whom are independent, meet in executive session without management during each board meeting. The non-management directors have appointed Brian J. Jackman to serve as the Lead Director and preside over these executive sessions. Shareholders and other interested parties may communicate with the non-management directors of the Board through the Lead Director by sending a letter marked “Confidential” and addressed to:

Lead Director, Keithley Instruments, Inc. Board of Directors
c/o Rosanne Sharrone
Keithley Instruments, Inc.
28775 Aurora Road
Cleveland, Ohio 44139

You may also send an email to the Lead Director through Keithley Instruments, Inc., Office of the President at rsharrone@keithley.com by indicating “Lead Director” in the subject line. The email will be forwarded to the Lead Director.

The Executive Committee is authorized to exercise all of the powers of the Board of Directors between meetings of the Board of Directors. All actions of the Executive Committee are reported to the Board of Directors at its first meeting following such action or actions.

The Audit Committee is responsible for assisting the Board in overseeing (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. The Board has determined that Ms. Scherer is an audit committee financial expert within the meaning of Item 407 of Regulation S-K under the federal securities laws. Pursuant to its charter, the Audit Committee reviews transactions between the Company and its directors and others, and with firms that employ directors, and any other material related party transactions, including those requiring disclosure under Item 404(a) of Regulation S-K under the federal securities laws. The Audit Committee does not have written policies, procedures or standards that it applies in such review.

The Compensation and Human Resources Committee’s responsibilities are to review and approve the goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, other executive officers and other employees who report to the Company’s Chief Executive Officer. Toward that end, the Committee oversees all compensation, equity and employee benefit plans and payments. The Committee is also responsible for periodically evaluating compensation for members of the Board of Directors and its committees and to review and approve changes in compensation and plans relating to director compensation. These responsibilities are detailed in the Committee Charter. Members of the committee are independent directors under the listing standards of the New York Stock Exchange, “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation and Human Resources Committee has retained Radford Survey + Consulting, the human resources consulting unit of AON Consulting, to provide assistance and advice with respect to executive compensation. The consultants report directly to the Chairperson of the Compensation and Human Resources Committee, although they also provide advice and discuss compensation issues directly with management. Over the past year, the consultant has, at the direction of the Compensation and Human Resources Committee, provided information and advice on a range of subjects as described under the caption “Executive Compensation and Related Information — Compensation Discussion and Analysis.”

The Chief Executive Officer, Chief Operating Officer and Vice President, Human Resources, attend committee meetings by invitation to provide input with respect to compensation and performance assessments of executive officers. In addition, the Chief Financial Officer attends certain meetings by invitation to provide input with respect to compensation plans. Consistent with the equity award grant policy adopted by the Board of Directors, the Committee delegates to the Chief Executive Officer authority to grant a limited number of equity awards as further described under “Executive Compensation and Related Information — Compensation Discussion and Analysis — Equity Award Granting Practices.”

The Strategy Committee is responsible for ensuring that management has in place strategies and action plans as well as useful planning and control systems to enable the Company to meet its objectives.

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become Board members; to recommend board committee structure, membership and operations; to develop and recommend to the Board a set of effective corporate governance policies and procedures; and to lead the Board in its annual review of the Board’s performance.

The charter of the Nominating and Corporate Governance Committee provides that the Committee shall make recommendations to the Board regarding director nominations, including director candidates recommended by shareholders. If a shareholder wishes to recommend a candidate, they should send their recommendation, with a description of the candidate’s qualifications, to: Chairman, Nominating and Corporate Governance Committee, c/o Marcia Miller, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. The Committee has not established specific minimum qualifications a candidate must have in order to be recommended by the Committee. However, in determining qualifications for new directors, the Committee will periodically establish and review Board succession plans, establish the experience and attributes needed to fulfill its responsibilities and work with the Chief Executive Officer to identify management’s needs for advice and counsel. A director candidate pool will be established from recommendations from shareholders and the Board of Directors. Additionally, the Nominating and Governance Committee may retain a board search consultant to identify and recruit potential directors.

DIRECTOR COMPENSATION

Effective October 1, 2007, non-employee Directors’ began receiving their compensation based upon a retainer structure. Previously, Director compensation was based on a combination of retainer and meeting attendance. The change in structure did not result in a material change to the total compensation that an individual Director received. This change was implemented so that meeting fees would not be a limit on Board of Director involvement in important corporate matters.

For fiscal year 2008, Directors who are not employees of the Company received the following fees, which are paid quarterly:

Annual Retainer	$22,000
Lead Director	$11,000
Audit Committee Chairperson	$22,000
Compensation and Human Resources Committee Chairperson	$12,000
Other Committee Chairpersons	$10,000
Audit Committee members excluding Chairperson	$12,000
Compensation and Human Resources Committee members excluding Chairperson	$7,000
Other Committee members excluding Chairperson	$5,000

Directors may defer their fees under the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan. Under the terms of that Plan, the fees are invested in Common Shares, the total number of which are included in Security Ownership of Management table found on page 3, and will be paid out in cash or Common Shares on a specified date or upon retirement from the Board of Directors per the election of the recipient.

In addition to retainer fees paid in cash, for fiscal year 2008, each non-employee Director received an annual Common Share grant equal to approximately $58,000 issued in four installments. Additionally, any new non-employee Director will receive a restricted stock award worth $75,000, rounded to whole shares, upon his or her initial appointment to the Board. The shares will vest over a three-year period. These shares are issued pursuant to the Keithley Instruments Inc. 2002 Stock Incentive Plan. Effective October 1, 2005, the Board of Directors established a policy requiring Directors to own $100,000 of Common Shares in the Company (including shares held in the deferred compensation plan). It is expected that the Company’s Directors achieve this ownership level within four years of the establishment of the policy, or in the case of new Directors, within four year’s of their election. All of the Directors had met this policy; however, despite retaining these and other shares, three of the Company’s Directors are not in compliance with this policy as of December 9, 2008 due to the Company’s current stock price.

Also as a result of the Company’s recent low stock price, in December 2008 the Compensation and Human Resources Committee determined that it should limit the number of Common Shares to be issued to each non-employee Director with respect to his or her annual Common Share grant to 3,000 shares per quarter. This will limit the dilution of shareholders and will have the effect of lowering the non-employee Directors total compensation if the Common Share price is below $4.83 per share.

The following table summarizes the compensation received by each Director during fiscal year 2008:

Director Compensation for Fiscal Year 2008

			Fees Earned
	Fees Earned or		or Paid
	Paid in Cash		in Stock	Total
Name	($)		($)(1)	($)

Brian R. Bachman	39,000		57,981	96,981
James T. Bartlett	49,000	(2)	57,981	106,981
James B. Griswold	44,000	(2)	57,981	101,981
Leon J. Hendrix, Jr.	34,000	(2)	57,981	91,981
Brian J. Jackman	38,000	(2)	57,981	95,981
Dr. N. Mohan Reddy	37,000	(2)	57,981	94,981
Thomas A. Saponas	39,000	(2)	57,981	96,981
Barbara V. Scherer	48,500		57,981	106,481
R. Elton White	46,500	(3)	57,981	104,481

(1)	Represents the dollar value of the annual Common Share grant described above.

(2)	Represents the dollar value of fees that have been deferred in the 1996 Outside Directors Deferred Stock Plan described above.

(3)	Mr. White has deferred his fees in the Keithley Instruments, Inc. Deferred Compensation Plan. Under the terms of the Keithley Instruments, Inc. Deferred Compensation Plan, interest is accrued on amounts deferred at the prime rate in effect on September 30th of Key Bank NA as specified by the Plan.

The Company also reimburses Directors for their reasonable expenses associated with attending Board meetings and provides them with liability insurance coverage for their activities as Directors.

Under the Company’s Articles of Incorporation and Code of Regulations, the Directors are entitled to indemnification from Keithley to the fullest extent permitted by Ohio law. The Company has entered into indemnification agreements with each of the Directors. The agreements do not increase or decrease the scope of the indemnification provided by law and set forth processes and procedures for indemnification claims.

CODE OF ETHICS

The Company has a Code of Ethics that applies to all employees, executive officers and Directors of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of Company assets, accounting and recordkeeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel, and the reporting of illegal or unethical behavior. The Code of Ethics is posted on the Company’s website and is available in print to any shareholder submitting a request to the Company c/o Marcia Miller, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. Any waiver of any provision of the code granted to an executive officer or Director may only be made by the Board of Directors or a Committee of the Board authorized to do so and will be promptly disclosed on the Company’s website at www.keithley.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section describes the material elements of the Company’s compensation objectives and policies and the application of these objectives and policies to the Company’s executive officers, particularly the individuals named in the Summary Compensation Table on page 21.

Executive Compensation Governance

The Compensation and Human Resources Committee (the “Committee”) of the Board of Directors is responsible for reviewing and approving the Company’s executive compensation policies and objectives, evaluating executive management, setting executive compensation, and reviewing and approving the Company’s incentive compensation plans and equity based compensation plans for all eligible employees. Additionally, the Committee reviews and approves the amount and form of compensation to be paid to Directors for serving on the board of Directors and its committees. The Committee meets at least quarterly and more frequently as circumstances require. These responsibilities and other governance matters concerning the Committee are described under the caption “Corporate Governance.”

The Committee has selected and retained Radford Survey + Consulting, a business unit of AON Consulting, or Radford, as an independent consultant on compensation issues. The Committee engaged Radford to provide the Committee peer group analysis, survey data and counsel on compensation trends and issues, including compensation levels for officers and the Board of Directors, equity grants (both amount and grant terms) and stock ownership guidelines. The Committee has available to it relevant data and information regarding all elements of compensation as it makes its decisions regarding each element of compensation for the named executive officers. In 2008, the Company paid Radford approximately $80,000 for its services to the Committee.

Executive Compensation Philosophy

The Committee seeks to achieve a pay for performance culture through the Company’s executive compensation programs with the following goals:

•	Motivate executives to create shareholder value;

•	Align the executives’ and shareholders’ short-term and long-term interests; and

•	Attract, reward and retain high performance executives.

In particular, the Company’s compensation programs are designed to reward the achievement of sales and earnings growth, quality of earnings and appreciation in the Company’s share price. The Committee also endeavors to set compensation levels that are competitive with companies that are our direct competitors in the test and measurement industry as well as a broader group of technology companies with which we compete for employees.

The Committee evaluates the Company’s compensation program at least annually to ensure that compensation opportunities provided to key executives are competitive with the compensation packages provided to similarly situated executives in the Company’s peer group and market surveys of similar companies, and is motivating executives to take the actions necessary to create shareholder value. The Committee seeks to foster a performance-oriented environment by making a significant portion of each executive’s cash and equity compensation based on the achievement of performance targets that the Committee believes will drive shareholder value creation. These performance targets include return on invested capital or assets and sales growth.

The Committee allocates total compensation between currently paid cash compensation and long-term compensation. Although this allocation may vary from year to year, for fiscal 2008 the allocation for Mr. Keithley, our chief executive officer, or CEO, and for Ms. Rae, our chief operating officer, or COO, was approximately 50% cash and 50% long-term compensation. For our other executive officers, the allocation ranged from 60-70% cash and 30-40% long-term compensation. The allocations are generally based on market competitiveness and the impact that the Committee believes each executive has on the Company’s long-term strategy. The executives with a greater impact on our long-term strategy generally receive a higher percentage of long-term compensation.

Executive Compensation Methodologies

The design of the Company’s executive compensation program has two principal aspects:

•	Establishing an overall total targeted compensation amount for each individual executive that is competitive within our industry; and

•	Establishing for each individual executive the appropriate mix of base salary, and target bonus and equity incentive compensation tied to performance goals and the value of our Common Shares.

The Committee endeavors to set the sum of all four components of our compensation program (base salary, annual cash bonus, long-term stock awards, and health and welfare benefits), or total direct compensation, at median levels for the executive’s position based on a review of peer group companies and two broadly-based compensation surveys as described more fully below. The Committee targets our executives’ compensation at the market median because it believes the median ensures that our compensation program is sufficiently competitive to attract and retain talented executives and maintain both internal and external pay equity. Further, our annual bonus and long-term incentive awards are structured to offer above median total direct compensation for superior company performance. In addition, compensation decisions regarding specific individuals are impacted by individual job performance, Company performance, and significant changes in the competitive landscape for individuals possessing the skills we require.

The Committee annually reviews market information about executive compensation provided by Radford, together with performance assessments of our executives and recommendations provided by the CEO and COO (with the exception of Mr. Keithley for which no recommendation is made and Ms. Rae whose recommendation is made solely by the CEO). Generally, the Committee sets executive officers’ base salaries to fall within a range of +/- 20% of the median of surveyed companies, target bonus (as a percentage of salary) at approximately median, and target long-term compensation at median within the overall objective of targeting median total direct compensation in total for each executive. From year to year, target long-term compensation may be constrained by the rate at which equity is issued under our equity compensation plans, or “burn rate.” If the Company has exceptional performance, actual total compensation could exceed the median for total compensation for the surveyed companies in a given year. Company performance in fiscal 2008 was below a level at which executives could earn their target bonus or maximum payout under the long-term performance award units. As a result, total compensation for all of the named executive officers was below the market median.

In determining what it believes to be market median for executive positions, the Committee obtains market information from Radford regarding competitive market compensation data available from the proxy statements of peer group companies selected by the Committee and from two broad-based electronics industry surveys. The Committee reviews the peer group each year to ensure that it continues to be comprised of companies appropriate for purposes of comparison. Generally, the Committee establishes the peer group so that, based on revenues, the Company rank is at the 50th percentile. To achieve this result for fiscal year 2008, the Committee removed seven companies from and added three companies to last year’s list. The peer group for fiscal year 2008 consists of 17 publicly traded corporations that are headquartered in the United States with whom we compete for employees with similar skills. The following companies comprised the fiscal year 2008 peer group:

• Analogic Corporation	• Aeroflex, Inc.
• Cascade Microtech, Inc.	• Credence Systems Corporation
• Eagle Test Systems, Inc.	• Electro Scientific Industries, Inc.
• EXFO Electro Optical Engineering, Inc	• LeCroy Corporation
• LTX Corporation	• Nanometrics, Inc.
• Photon Dynamics, Inc.	• Rudolph Technologies, Inc.
• Therma-Wave, Inc.	• Tollgrade Communications, Inc.
• Veeco Instruments, Inc	• X-Rite, Inc.
• Zygo Corp.

In addition, Radford supplemented the peer group data with data from two broad-based surveys covering companies in the electronics industry with revenue generally between $50 and $250 million to calculate a median consisting of a blended average of the two broad-based surveys and data from the peer group. The Committee uses the blended average to minimize the impact of any outlaying data points and because, in certain circumstances, the companies in the peer group do not have proxy data for similarly situated executive positions that can be used for comparison to one or more of our executives.

Our management works with Radford to make specific recommendations to the Committee with regard to compensation based upon the market data and management’s assessment of the performance of each individual executive officer (other than the CEO). For the CEO, the Lead Director and the Chairman of the Committee lead an assessment by the independent directors of the CEO’s performance. Each independent director is asked to provide a confidential written assessment of the CEO to the Lead Director and to the Chairman of the Committee. The Committee Chairman then prepares a consolidated review, which is distributed to the Lead Director, and then to the independent directors for comment. Based on this assessment and the market data, the Committee sets the CEO’s compensation, and discusses its recommendations with the independent directors. Compensation amounts realized from past years and prior year equity awards are generally not considered in the current year’s determination of each individual’s compensation package. The impacts of tax or accounting treatments for particular forms of compensation also are generally not considered, except to the extent they reflect industry norms.

All salary changes for executive officers are generally made effective each January 1. Base pay levels and long-term incentive awards are generally determined and approved near the end of the calendar year at a regularly scheduled Committee meeting. The date is determined well in advance and generally occurs at the same time each year (in November) in connection with regularly scheduled Board and Committee meetings. For fiscal year 2008, preliminary annual bonus targets were reviewed at the regularly scheduled Committee meeting held in August 2007, and final annual bonus targets were reviewed and approved at a regularly scheduled telephonic meeting in September. This is the first year that an applicable performance period under the Performance Share Award Unit Program has been completed. The Committee met telephonically in September 2008 to review and approve the assumptions used and calculations made to determine the sales growth and return on assets (“ROA”)/return on invested capital (“ROIC”) components of the Performance Share Award Unit Program. See Long-Term Compensation Program for definitions of ROA and ROIC used with regard to the 2008 Performance Share Award Unit Program.

Elements of Executive Compensation

The Company’s executive compensation program provides the named executive officers with the elements of compensation described below.

Base Salary

Executive officers’ base salaries are benchmarked against the market median of the proxy data and the surveys discussed above. In general, for those executive officers who are not new to their positions and who are performing well, their salaries are targeted to the market median. All executive officers’ salaries are within a range of plus or minus 20% of the market median based on individual experience and performance. With the exception of Mr. Keithley, Mr. Plush and Ms. Rae, all named executive officers received salary increases during fiscal year 2008 ranging from 2.1% to 4.7% based upon individual performances and to ensure the Company’s compensation remained competitive with market movements for individuals with similar skills and experience in similar industries. With respect to Mr. Keithley, Mr. Plush and Ms. Rae, the Committee determined that these individuals would not receive a salary increase but instead would be eligible for an additional 10%, 5% and 5%, respectively, of their target bonus under for the Annual Incentive Plan. The Committee’s intent was to shift more of the compensation for the Company’s most senior executives to compensation elements based on Company performance. In addition, the target percentage for each of these individuals was within a range of 20% of median.

The following table sets forth the annualized base salary and the percentage increase for each named executive officer for fiscal year 2008.

		% Increase Over
Named Executive Officer	Annual Base Salary	2007 Base Salary

Joseph P. Keithley	$425,184	0%
Mark J. Plush	$255,589	0%
Linda C. Rae	$275,015	0%
Larry L. Pendergrass	$224,000	4.7%
Mark A. Hoersten	$218,500	2.1%

Annual Bonus Program under the Annual Incentive Plan

The Committee determines target bonus awards under the Annual Incentive Plan, which are expressed as a percentage of base salary, for each executive officer based on the blended average market median discussed above determined by Radford for similar positions. The target bonus amounts are determined by the Committee, with consideration of the CEO’s recommendations (other than with respect to his own). Given the timing of salary increases, the prior year’s base salaries are used for determining target bonus awards in the current fiscal year Annual Incentive Plan. For each executive, the Committee establishes a performance threshold and target and a level at which the executive’s maximum bonus is earned. Awards under the plan are paid based upon actual performance against the pre-established performance objectives for the year approved by the Compensation Committee. At or below threshold performance, no bonus is earned. If Company performance is above threshold, payouts progress up to a maximum of three times the target bonus amount established for each executive. For 2008, targets under the Annual Incentive Plan were established at a level such that if the Company had achieved its annual business plan, the payout under the Annual Incentive Plan would have been approximately 78% of target.

For 2008, the Committee established pre-tax ROA and Sales Growth as the two quantitative performance measures for the Annual Incentive Plan. A payout is calculated for each metric independently, the sum of the two payouts is the bonus earned, subject to a maximum total bonus, which in 2008 was 300% of an individual’s target payout. Each measure was given equal weighting:

			Individual
Metric	Threshold	Target	Maximum Attained at(1)

ROA (2)	19%	34%	40-45%
Sales Growth (3)	1%	14%	28%

(1)	The Annual Bonus Plan does not cap the performance measures but rather limits an individual’s payout at three times the target bonus award. The number provided in this column approximates the level at which maximum payout would be reached and, for ROA, is a range because of the interplay between the two measures.

(2)	ROA is defined as Earnings Before Taxes (EBT) excluding non-cash compensation and annual bonus expense and net interest income/expense ÷ average assets employed (accounts receivable + inventories + net property plant and equipment at the end of each month of the fiscal year divided by 12).

(3)	The Sales Growth metric has a trigger where no payout is made on the Sales Growth metric if ROA is below 19%, which in 2008 was about 80% of the Company’s cost of capital.

The Committee may increase or decrease the payout amounts by up to 25% of the targeted amount based on its assessment of the quality of the performance for both the Company and the individual as recommended by the CEO, with the exception of the CEO whose adjustment, if any, is made solely by the Committee.

The Committee evaluates the performance factors and targets for the Annual Incentive Plan each year. The Committee does not necessarily establish the performance targets based on management’s operating plan, but rather on performance levels that the Committee believes promotes Company growth without sacrificing quality of earnings or providing an incentive to executives to engage in risky business activities.

Bonus payouts under the Annual Incentive Plan are calculated at the end of each fiscal year and are paid annually in cash unless the employee has made a deferral election. Company performance in 2008 was below both the ROA metric threshold and the second trigger on the Sales Growth Component established for the year. As a result, for the second year in a row, no named executive officer received a payout under the Annual Incentive Plan.

The following table shows the annual bonus target under the Annual Incentive Plan, both as a percentage of salary and as a dollar amount for each named executive officer for 2008:

	Annual Bonus Target
Named Executive	as a Percentage	Annual Bonus	Annual Bonus Payout
Officer	of Salary	Target ($)	2008 ($)

Joseph P. Keithley	80%	$340,147	$0
Mark J. Plush	50%	$127,775	$0
Linda C. Rae	60%	$165,009	$0
Larry L. Pendergrass	40%	$85,600	$0
Mark A. Hoersten	40%	$85,600	$0

Long-Term Compensation Program

The purpose of the Company’s long-term incentive compensation program is provide a substantial equity incentive for our executive officers to manage the business for the long-term, complementing the annual bonus that rewards performance in a particular year, and to reward them for the performance of the Company and its Common Shares over multi-year periods. The Committee awards long-term compensation in the form of annual non-qualified stock option grants, and beginning in fiscal year 2006, performance award units, both of which were granted under the Company’s 2002 Stock Incentive Plan. Performance award units entitle the executive to receive a specified number of Common Shares if performance goals have been achieved as of the end of the performance period. The Committee has not established any long-term incentive programs that are settled in cash because the Committee believes that stock settled programs offer better alignment between the interests of our executive officers and our shareholders. The Committee in the past has generally not awarded restricted stock or restricted stock units to executive officers as part of the annual equity grants but, beginning in fiscal year 2009, it will be awarding restricted stock units to executive officers instead of non-qualified stock options as part a change in its long-term compensation philosophy. With the addition of restricted stock awards for executives, guidelines have been established for the 10 year retention of a portion of the restricted stock awards. See “Other Compensation Plans and Perquisites — Company Stock Ownership Guidelines.”

Radford establishes a median dollar value for competitive long-term pay for each executive officer position based on the blended average market median described above. The Committee awards a mix of non-qualified stock options and performance award units with a targeted value at or near the market median for each position, with adjustments for individual performance. However, in 2008, the Company’s relative stock price required lower target values to be granted in order to meet competitive dilution or burn rate guidelines. Those awards are set forth in the table below.

The following table shows the median total dollar amount of the long-term compensation as determined by Radford for each executive officer, the actual number of stock options and performance award units granted to each named executive officer in 2008, and the total dollar value of long-term awards granted for fiscal 2008.

	Median Target
	Dollar Value of the		Number of	Dollar Value of
	Long-Term	Number of Stock	Performance Award	Long-term
	Compensation as	Options Awarded	Units Granted in	Incentives Awarded
Named Executive	Determined by	in Fiscal Year	Fiscal Year	in Fiscal Year
Officer	Radford	2008	2008	2008*

Joseph P. Keithley	$730,000	38,300	19,300	$351,813
Mark J. Plush	$246,100	12,700	9,600	$145,845
Linda C. Rae	$299,100	19,300	9,700	$177,051
Larry L. Pendergrass	$161,300	8,300	6,300	$95,553
Mark A. Hoersten	$149,500	7,500	5,700	$86,409

*	For this purpose, performance award units are valued at the share price at the time of the grant, and stock options are valued at the time of the grant based on a formula provided by Radford and applied by Keithley that represents about 50% of the stock price at the date of grant, and is not the value the Company uses to expense the stock options under Statement of Financial Accounting Standards No. 123(R) Stock-based Compensation (SFAS 123(R)). This valuation method involves fewer assumptions and is believed by the Committee to be more appropriate for establishing levels of compensation. For additional detail about our equity awards and the accounting for them, see the “Grants of Plan-Based Awards for Fiscal Year 2008” and the “Outstanding Equity Awards at September 30, 2008” tables on pages 22 and 23.

The long-term incentive awards shown in the foregoing table were granted in November of 2007. The Committee awards a mix of options and performance award units that reflects the executives’ ability to impact the Company’s execution of its long-term plans, and therefore a greater emphasis on pay for performance. Mr. Keithley and Ms. Rae generally receive a 50-50 split between options and performance award units and the other executive officers generally receive a 40-60 split of options and performance award units.

Performance award units are expressed as a number of shares and are earned over a three-year period, with payout dependent upon:

•	The Company’s three-year sales growth in comparison to sales growth of a pre-defined group of peer companies over the same period, which for 2008 included:*

Agilent Technologies, Inc. (1)	Anritsu Corp. (1)
Chroma ATE, Inc. (1)	Lecroy Corp.
National Instruments Corp.	Tektronix, Inc.
Yokogawa Electric Corp. (1)	Advantest Corp.
Credence Systems Corp	Eagle Test Systems, Inc.
LTX Corp.	Nanometrics, Inc.
Photon Dynamics, Inc.	Teradyne, Inc.
Verigy Ltd.	EXFO Electro Optical Engineering, Inc.
JDS Uniphase Corp. (2)	Tollgrade Communications, Inc.

*	These companies are public companies of all sizes, both domestic and international, and have been included in the peer group because they are either direct competitors in the traditional test and measurement field or in the related automated testing equipment/semiconductor test or communications test fields. The related fields are included in the group to ensure the group is large enough to be significant. Some of the companies used in this group are not used in the peer group used for compensation purposes, either because their revenue size is significantly larger than the Company or because they are internationally based and no compensation proxy data is available. This group is reviewed annually and adjusted to reflect changes in the peer group companies, including merger and acquisitions.

(1) Test & Measurement Segments Only

(2) Communications Test and Measurement Segment Only

•	In the case of Mr. Keithley, Ms. Rae and Mr. Plush, performance is measured by the Company’s ROIC and for all other participants pre-tax ROA over the three-year performance period.

•	Pre-tax ROA is defined as earnings before taxes adjusted to exclude net interest income/expense divided by average assets employed (accounts receivable + inventories + net property plant and equipment at the end of the month of the fiscal year divided by 12).

•	ROIC is defined as net earnings (after tax) adjusted to exclude net interest income/expense divided by average total shareholders equity less cash and short-term investments (average being the month-end balance for each of the months of the fiscal year divided by 12).

ROIC is used for Mr. Keithley, Ms. Rae and Mr. Plush as they have more ability to impact the Company’s tax planning and capital structure than the other executive officers. The final amount earned pursuant to a performance award unit granted in fiscal year 2008 may range from no units to a maximum of twice the initial award, as specified in the agreement. The awards granted in fiscal year 2008 to executive officers, if earned, will vest on September 30, 2010. The current expected payout of these awards is at the target level. The following is a matrix that shows the percentage of target that will be paid based on various levels of sales growth compared to the peer companies and levels of ROA or ROIC:

	Sales Growth Rate Compared to Peers
	Below the 25th	≥ 25th < 35th	≥ 35th < 50th	≥ 50th < 65th	≥ 65th < 75th	≥ 75th
	Percentile	Percentile	Percentile	Percentile	Percentile	Percentile

R O A
≤ 0%	0%	0%	0%	0%	0%	0%
≥ 0 < 9%	0%	0%	0%	25%	50%	50%
≥ 9% < 24%	0%	50%	75%	100%	125%	150%
≥ 24%	0%	75%	100%	125%	150%	200%

	Sales Growth Rate Compared to Peers
	Below the 25th	≥ 25th <35th	≥ 35th < 50th	≥ 50th < 65th	≥ 65th < 75th	≥ 75th
	Percentile	Percentile	Percentile	Percentile	Percentile	Percentile

R O I C
≤ 0%	0%	0%	0%	0%	0%	0%
≥ 0 < 7%	0%	0%	0%	25%	50%	50%
≥ 7% < 17%	0%	50%	75%	100%	125%	150%
> 17%	0%	75%	100%	125%	150%	200%

The Committee selected sales growth rate and ROA/ROIC as the performance measures for the performance award units because the Committee believes these measures reflect a combination of growth and high quality earnings.

The first three-year performance period under the Company’s Performance Share Award Unit Program was completed at the end of fiscal 2008. The Committee met to review and approve the award payouts under the program in late September. The Committee reviewed the revenue growth of the peer companies compared to the Company’s revenue growth for the relevant three-year period that ended June 30, 2008. Four companies were removed from the peer group and the comparison because they were acquired, therefore, making data unavailable for the performance period. In addition, as provided for in the program, the revenue growth of the peer companies was adjusted for mergers, acquisitions and dispositions which impacted revenue growth and for which quantifiable and qualitative information was available. In addition, the Committee reviewed the Company’s average ROA and average ROIC for the three-year period that ended September 30, 2008. It was determined that based on the Company’s performance that the participants in the Performance Share Award Unit Program had earned a 50% payout.

The following table shows the number of performance shares that each named executive officer received under outstanding awards under the Performance Share Award Unit Program and the value of those shares on the tax valuation date (November 5, 2008: $3.62/share):

	Number of Shares Awarded
	Under the Fiscal Year 2006-2008
Named Executive	Performance Share Award Unit	Value of the Shares on the Tax
Officer	Program	Valuation Date

Joseph P. Keithley	14,250	$51,585
Mark J. Plush	4,000	$14,480
Linda C. Rae	6,300	$22,806
Larry L. Pendergrass	3,375	$12,218
Mark A. Hoersten	3,375	$12,218

Equity Award Granting Practices

The Committee’s practice has been to grant long-term incentive awards (options, performance award units and restricted stock) at its November meeting held during the Company’s first fiscal quarter. The Board of Directors adopted a formal policy regarding the granting of equity awards in December 2006, which provides for the following:

•	All options will be made in accordance with the 2002 Stock Incentive Plan (or successor plan, such as the proposed 2009 Stock Incentive Plan).

•	All awards will be granted by the Committee except for stock options, performance unit awards and restricted stock to be granted by the CEO pursuant to specifically delegated authority, including inducement grants to new hires, retention grants, and promotion grants, which may not exceed a certain number of shares per fiscal year as established by the Committee. In 2008, the Committee allocated 10,000 shares for this delegated authority. The CEO’s delegated authority does not include any grants to executive officers, which is retained solely by the Committee.

•	All annual grants will be made at a Committee meeting held in conjunction with the first regularly scheduled Board meeting of the fiscal year, which will generally be scheduled to occur shortly after the announcement of fiscal year-end earnings. In fiscal 2009, the Committee deferred consideration of annual equity grants at its November 2008 meeting due to rapidly changing economic and industry conditions, which made it difficult to establish appropriately challenging performance goals.

•	Annual grants will have a grant date of the approval date and will have an exercise price of the NYSE closing price on the date of approval or the next trading day after the date of approval if the approval date is not a trading date.

•	Any off-cycle award (awards to new hires or in connection with a promotion or other special recognition) made by either the Committee or the CEO will have a grant date as of the next February 1, May 1 or August 1 and an exercise price equal to the closing price of the NYSE closing price on the grant date. If the trading window under the Company’s insider trading policy is closed on such day, the grant date is made effective as of the first day the window is open for trading.

In addition, all long-term equity incentive awards are subject to forfeiture, set off and recoupment for any claim that the Company may have against an optionee. These claims include:

(i) direct or indirect disclosure of trade secret or confidential information;

(ii) use of confidential information within the three (3) years preceding the optionee’s termination from employment with the Company;

(iii) any material violation by the optionee of the terms of any written agreement between the optionee and the Company;

(iv) Any action taken in direct or indirect competition with the Company; or

(v) Any attempt to induce any Company employee or any consultant of the Company to terminate his or her employment or other contractual relationship with the Company.

These rights of forfeiture, set off and recoupment extend to any gain, profit and income the optionee has realized from the exercise of options granted in 2007 or later, net of amounts withheld by the Company in connection with such exercise(s).

Health and Welfare

The Committee reviews the benefits provided to executive officers annually. Periodically it compares the value of these benefits to market data provided by Radford to ensure that said benefits and their value are reasonable and customary.

The Committee has provided named executive officers with the same health and welfare benefits it provides all its other US-based employees; including medical, dental and vision coverage, life and disability insurance, a defined benefit pension plan, a defined contribution plan and an employee stock purchase plan. The named executive officers also have the option to participate in the Company’s Deferred Compensation Plan. In addition, the Company provides each employee with term life insurance with death benefits equal to two times base salary, although executive officers, at their option, may receive whole life insurance rather than term life insurance.

Other Compensation Plans and Perquisites

Retirement Plans

The Company provides opportunities for all employees to save for retirement in four benefit plans: a voluntary defined contribution plan (401(k)), a company funded defined benefit pension plan, an employee stock purchase plan and a deferred compensation plan. These plans are designed to provide competitive retirement benefits.

401(k)

The Company maintains a defined contribution retirement plan for all its eligible employees in the United States under Section 401(k) of the Internal Revenue Code (the “401(k)”) Plan.

The 401(k) Plan offers the named executive officers and all other employees the opportunity to defer income. In addition, during 2008 the Company made a mandatory matching contribution to each employee equal to 25% of up to 6% compensation deferred by the employee, and was to match up to 50% of up to 6% of compensation deferred depending upon the Company’s financial performance. In December 2008, the Company determined to suspend its matching contributions in response to the rapid deterioration in global economic and industry conditions. The rules of the Internal Revenue Code limit the compensation that may be used in applying any deferral election or matching contribution. In 2008, that limit was $15,500 the (“IRS Cap”). In addition, the 401(k) Plan limits contributions to 25% of an employee’s base pay or the IRS Cap, whichever is less. The Company does not provide a tax-deferred non-qualified plan which would allow employees in excess of the IRS Cap to defer and receive a match on that portion of their compensation that does not qualify for the 401(k) Plan.

Defined Benefit Pension Plan

The Company’s United States pension plan provides retirement benefits to eligible participants who terminate employment at or after age 65, or who terminate employment before age 65 with at least five years of service. Benefits commence after termination of employment, but not before age 55. Retirement benefits are computed on the basis of pension credits for each year of the employee’s service. Generally, an employee’s pension credits will be equal to the sum of (i) 0.9% of the employee’s high five-year average annual compensation, not in excess of the employee’s Social Security “covered compensation” (as defined by Section 401(I)(5)(E) of the Internal Revenue Code) as of September 30, 1999, plus 1.5% of such average annual compensation in excess of “covered compensation,” with such sum multiplied by the employee’s years of credited service (up to 30 years) through September 30, 1999; plus (ii) 1.2% of the employee’s annual compensation for each plan year beginning on or after October 1, 1999. The annual retirement benefit (paid as a straight life annuity) of an average employee who works until normal retirement age will equal approximately 20-25% of his or her final pay at age 65. Several factors would impact the amount of the retirement benefit including leaving employment prior to normal retirement age or receiving wages that exceed the compensation limit for qualified pension plans. The Company does not maintain any Supplemental Retirement plans in which any named executive officer participates.

Employee Stock Purchase Plan

The Company provides an Employee Stock Purchase Plan to all eligible employees, including named executive officers. The plan provides that an employee may defer up to $25,000 per calendar year into the plan. The plan purchases shares with monies deferred once a year giving each plan participant a 5% discount on the share price. The share price is determined by the closing share price on the last day of the plan year which is June 30.

Deferred Compensation Plan

The Deferred Compensation Plan provides executive officers, directors and other key employees the opportunity to defer receipt of cash compensation. The Company does not contribute to this plan. Participants may elect to defer all or part of their cash compensation (base salary and annual bonus) for a specified period of years or until retirement. Participants can select from a variety of investment funds from which the earnings on their deferred cash compensation account will be determined. Participants in the Deferred Compensation Plan are considered unsecured creditors of the Company.

Perquisites

The Company provides executive officers with a Company car, a cell phone, whole life insurance equal to two times their annual salary, access to financial planning services, and access to a health club membership. In addition, to assist the Company in conducting business meetings and/or entertainment, the Company pays the cost of certain club dues for the CEO. Although the CEO may derive some personal benefit from the club use, the membership is used extensively for business purposes and he pays all expenses of his personal use.

Change in Control and Other Severance Arrangements

Upon a change in control as defined in the Keithley Instruments, Inc. 2002 Stock Incentive Plan, all stock options and any outstanding stock appreciation rights granted under the plan become immediately exercisable in full and all restricted stock grants, including performance award units, become immediately vested and any applicable restrictions lapse. Performance award units vest at target levels. The Company does not have a formal severance policy, and the Committee must review and approve the severance of any officer. With the exception of Mr. Plush, no executive officer has a separate agreement providing change in control benefits, other than with respect to their equity awards.

Company Stock Ownership Guidelines

While the Company encourages its executive officers to own Common Shares, in fiscal year 2008 it did not have a formal policy requiring specified levels of share ownership. The Committee believes that its current compensation structure properly aligns the named executive officers with shareholder interest and, therefore, a formal policy is not necessary. In anticipation of granting restricted stock to executive officers in fiscal year 2009, the Committee has adopted a Share Ownership Program which requires executive officers who receive restricted stock under the long-term incentive program to hold some portion of the vested after-tax award for a period of ten years or termination from the Company. The percentages of after-tax amounts to be held are as follows:

Job Title	% of Restricted Grant (After Tax) to be Held

CEO	100%
COO	75%
CFO	75%
Vice President	50%

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Compensation and Human Resources Committee
Brian R. Bachman, Chairman
Leon J. Hendrix
Barbara V. Scherer
Thomas A. Saponas

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for our Chief Executive Officer and Chief Financial Officer, as well as the three next highest paid executive officers of the Company as of September 30, 2008 and 2007.

							Change in Pension
						Non-Equity	and Nonqualified
				Stock	Option	Incentive Plan	Compensation		All
	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)		Other(4)	Total

Joseph P. Keithley	2008	$425,184	—	$126,202	$107,421	—	$11,182		$54,315	$724,304
Chairman, President and CEO	2007	425,184	—	—	81,538	—	63,589		58,095	628,406
Mark J. Plush	2008	$255,589	—	$47,225	$23,980	—	$12,292		$35,320	$374,406
Vice President and Chief Financial Officer	2007	255,589	—	—	15,418	—	45,593		41,261	357,861
Linda C. Rae	2008	$275,015	—	$70,125	$84,164	—	$59		$35,181	$464,544
Executive Vice President and Chief Operating officer	2007	272,530	—	44,100	59,742	—	13,467		35,041	424,880
Larry L. Pendergrass	2008	$221,793	—	$41,162	$31,728	—	$8,967		$27,451	$331,101
Vice President, New Product Development	2007	211,716	—	25,550	38,446	—	15,759		32,928	324,399
Mark A. Hoersten	2008	$217,392	—	$38,988	$30,100	—		(3)	$31,817	$318,297
Vice President, Business Management	2007	211,814	—	23,625	21,029	—	26,800		30,999	314,267

(1)	Represents the dollar amount of equity compensation cost recognized for financial reporting purposes with respect to fiscal years 2008 and 2007, computed in accordance with SFAS 123(R). See Note H of Notes to Consolidated Financial Statements included in “Part II — Item 8 — Financial Statements and Supplemental Data” of the Company’s Annual Report on Form 10-K for fiscal year 2008 for a description of the assumptions used in that computation. The actual value realized to the Named Executive Officers with respect to stock awards will depend on the market value of the Company’s Common Shares on the date that final performance award units are determined and when such stock granted thereunder is sold, and with respect to option awards, will depend on the difference between the market value of Keithley Common Shares on the date the option is exercised and the exercise price.

(2)	Represents amounts earned under the Annual Incentive Plan. Because the Company did not achieve the threshold targets specified in the Plan, no amounts were earned under these plans in fiscal years 2008 or 2007.

(3)	Amounts consist of the change in the annual actuarial present value of the pension benefits for each Named Executive Officer, as also reported in the Pension Benefits at September 30, 2008 table on page 24. For 2007, the discount rate used to determine the present value of the pension benefit was 6.375% as opposed to 7.0% in 2008. The change for Mr. Hoersten is ($1,928) and is not included in the table as it is a negative number. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.

(4)	The following table provides detail for the aggregate “All Other” Compensation for each named executive officer:

			401(k)
		Company	Matching		Financial	Life
	Year	Car(a)	Contribution	Club Dues	Planning	Insurance	Miscellaneous(b)

Joseph P. Keithley	2008	$15,069	$3,375	$14,681	$12,000	$9,190	—
	2007	$16,289	6,065	14,842	12,000	8,899	—
Mark J. Plush	2008	$17,417	$3,375	$2,000	$7,500	$5,028	—
	2007	21,162	5,981	2,000	7,500	$4,618	—
Linda C. Rae	2008	$18,678	$3,375	$1,677	$7,500	$1,786	$2,165
	2007	18,036	6,052	1,800	7,500	1,653	—
Larry L. Pendergrass	2008	$12,635	$3,323	—	$7,500	$3,994	—
	2007	15,430	6,004	—	7,500	3,994	—
Mark A. Hoersten	2008	$17,768	$3,261	—	$7,500	$3,288	—
	2007	15,689	6,041	—	6,250	3,019	—

(a)	The amounts were determined based on costs of the car leases, insurance, maintenance and gasoline.

(b)	Represents payment made upon the sale of Company car pursuant to the terms of the lease arrangement.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

									Exercise	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			All Other Stock	or Based	Fair
		Non-Equity Incentive Plan			Under			Awards: Number	Price of	Value of Stock
		Awards(1)			Equity Incentive Plan Awards			of Shares	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Awards	Awards
Name	Date	$	$	$	#	#	#	or Units #(2)	$/Sh	$

Joseph P. Keithley	11/9/07	$1,245	$340,147	$1,020,442	—	19,300	38,600	38,300	$9.12	$291,077
Mark J. Plush	11/9/07	$468	$127,775	$383,384	—	9,600	19,200	12,700	$9.12	$125,705
Linda C. Rae	11/9/07	$604	$165,009	$495,025	—	9,700	19,400	19,300	$9.12	$146,445
Larry L. Pendergrass	11/0/07	$313	$85,600	$256,800	—	6,300	12,600	8,300	$9.12	$82,391
Mark A. Hoersten	11/9/07	$313	$85,600	$256,800	—	5,700	11,400	7,500	$9.12	$74,516

(1)	The targets for the Annual Incentive Plan were set on September 25, 2007, but because the Company did not achieve the thresholds for either target for the Annual Incentive Plan, no annual incentive payouts were made for fiscal year 2008.

(2)	Represents stock options with an exercise price equal to the fair market value of Keithley Common Shares on the date of grant. The options vest and become exercisable fifty percent (50%) on the second anniversary of the date of grant and then twenty five percent (25%) on each anniversary thereafter. All unvested options terminate upon the termination of employment for any reason. There are additional forfeiture and recoupment mechanisms for conduct that is detrimental to the Company. See forfeiture discussion on page 18. In any event, options expire 10 years from the date of grant unless otherwise expired as described above.

(3)	These amounts are determined by using FAS 123(R) valuations times the number of shares subject to the option granted and the target number of performance award units granted. For options, the FAS 123(R) per share valuation was $3.0042 and for performance award units it was $9.12 per share.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2008

	Option Awards						Stock Awards
										Equity Incentive	Equity Incentive
	Number of		Number of				Number of		Market Value	Plan Awards:	Plan Awards:
	Securities		Securities				Shares or		of Shares or	Number of	Market or Payout
	Underlying		Underlying				Units of Stock		Units of Stock	Unearned	Value of Unearned
	Unexercised		Unexercised		Option		That Have		That Have	Shares, Units	Shares, Units
	Options		Options		Exercise	Option	Not Yet		Not Yet	or Other Rights	or Other Rights
	#		#		Price	Expiration	Vested		Vested	That Have Not	That Have Not
Name	Exercisable		Unexercisable		$	Date	#		$(1)	Yet Vested #(2)	Yet Vested $(1)(2)

Joseph P. Keithley	120,000				45.125	8/1/2010	3,924	(5)	32,844	19,300	$161,541
	100,000				18.41	7/24/2011
	100,000				13.76	7/23/2012
	100,000				16.12	7/18/2013
	70,000				18.75	7/16/2014
	27,500		27,500	(3)	15.05	10/3/2015
			38,300	(4)	9.12	11/9/2017
Mark J. Plush	42,000	(6)			45.125	8/1/2010	3,336	(8)	$27,922	9,600	$80,352
	38,000	(7)			18.41	7/24/2011
	25,029				13.76	7/23/2012
	33,000				16.12	7/18/2013
	28,000				18.75	7/16/2014
	5,200		5,200	(3)	15.05	10/3/2015
			12,700	(4)	9.12	11/9/2017
Linda C. Rae	12,000				45.125	8/1/2010				16,000	$133,920
	25,000				18.41	7/24/2011
	30,000				13.76	7/23/2012
	50,000				16.12	7/18/2013
	41,000				18.75	7/16/2014
	12,500		12,500	(3)	15.05	10/3/2015
			25,000	(9)	14.00	1/30/2017
			19,300	(4)	9.12	11/9/2017
Larry L. Pendergrass	20,000				12.43	5/19/2013				9,950	$83,282
	25,000				18.75	7/16/2014
	4,400		4,400	(3)	15.05	10/3/2015
			9,600	(9)	14.00	1/30/2017
			8,300	(4)	9.12	11/9/2017
Mark A. Hoersten	1,000				4.125	7/16/2009				9,075	$75,958
	12,000				45.125	8/1/2010
	25,000				18.41	7/24/2011
	30,000				13.76	7/23/2012
	30,000				16.12	7/18/2013
	25,000				18.75	7/16/2014
	4,400		4,400	(3)	15.05	10/3/2015
			8,800	(9)	14.00	1/30/2017
			7,500	(4)	9.12	11/9/2017

(1)	Value is based on the closing price of Keithley Common Shares on September 30, 2008 ($8.37).

(2)	These amounts represent performance award units that were granted in fiscal years 2007 and 2008. For units that are granted in fiscal year 2007, it is assumed that there is a 50% payout of target, and for 2008, a payout at target.

(3)	Represents options that vest 50% on October 4, 2007, another 25% on October 4, 2008, and the final 25% on October 4, 2009.

(4)	Represents options that vest 50% on November 9, 2009, another 25% on November 9, 2010, and the final 25% on November 9, 2011.

(5)	1,308 shares vest each December 1st through 2010.

(6)	Includes 20,231 options for Mr. Plush’s former wife. Mr. Plush may exercise the options solely upon the direction of his former wife who is entitled to the shares issued upon exercise.

(7)	Includes 16,251 options for Mr. Plush’s former wife. Mr. Plush may exercise the options solely upon the direction of his former wife who is entitled to the shares issued upon exercise.

(8)	1,192 shares vest each June 1st through 2010 with the remaining 952 shares vesting on June 1st 2011.

(9)	Represents options that vest 50% on January 30, 2009, another 25% on January 30, 2010, and the final 25% on January 30, 2011.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	#	$(1)	#	$(2)

Joseph P. Keithley (3)	6,500	$29,656	15,558	$63,606
Mark J. Plush	—	—	5,192	$26,340
Linda C. Rae	6,500	$40,889	6,300	$22,806
Larry L. Pendergrass	—	—	3,375	$12,218
Mark A. Hoersten	—	—	3,375	$12,218

(1)	Computed using the fair market value on the date of exercise.

(2)	Computed using the fair market value on the date of shares were issued, which was $3.62

PENSION BENEFITS AT SEPTEMBER 30, 2008

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Joseph P. Keithley	Keithley Instruments, Inc. Employees’ Pension Plan	32.4	$522,631	—
Mark J. Plush	Keithley Instruments, Inc. Employees’ Pension Plan	26.6	$330,835	—
Linda C. Rae	Keithley Instruments, Inc. Employees’ Pension Plan	13.6	$57,831	—
Larry L. Pendergrass	Keithley Instruments, Inc. Employees’ Pension Plan	5.3	$59,791	—
Mark A. Hoersten	Keithley Instruments, Inc. Employees’ Pension Plan	28.3	$160,708	—

(1)	The accrued benefits are shown as annual straight life annuities payable at age 65. The present value information is based on assumptions consistent with those used for fiscal year 2008 disclosure under FAS87, which includes a discount rate of 7.000%, retirement at age 65 and no pre-retirement decrements. See discussion of “Defined Benefit Pension Plan” on page 19.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance at
	Last FY	Last Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year
Name	($)	($)	($)(1)	($)	($)

Joseph P. Keithley	—	—	$(18,132)	—	$597,700
Mark J. Plush	—	—	$(37,036)	—	$161,360
Linda C. Rae	—	—	$(19, 736)	—	$72,707
Larry L. Pendergrass	—	—	—	—	—
Mark A. Hoersten	—	—	—	—	—

(1)	Not reported as compensation to the Named Executive Officers for tax purposes. See discussion of “Deferred Compensation Plan” on page 19.

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION, DEATH OR CHANGE OF CONTROL

					Change
	Involuntary Termination		Termination/		of
Name	Other Than for Cause(1)		Retirement(1)	Death(1)	Control(1)(2)

Joseph P. Keithley	—		—	—	$161,541
Mark J. Plush	$704,083	(3)	—	—	$80,352
Linda C. Rae	—		—	—	$186,651
Larry L. Pendergrass	—		—	—	$113,832
Mark A. Hoersten	—		—	—	$104,207

(1)	The Company generally does not enter into employment agreements with its executive officers. Upon termination from employment, the Keithley Instruments, Inc. Employees’ Pension Plan may provide certain benefits to participants, including executive officers, depending on the reason for termination. In addition, the Annual Incentive Plan and Performance Award Agreements provide the Committee discretion to award terminated employees a pro-rate share of an award depending on the circumstances of their termination.

(2)	All Equity Awards provide for accelerated vesting upon a change in control. The amounts shown represent the sum of (a) the in-the-money value of the unvested stock options and (b) the value of performance award units awarded at target levels. All values were computed as of the end of fiscal year 2008 and based upon the closing price of Keithley Common Shares on the last trading day of fiscal year 2008 ($8.37).

(3)	While the Company generally does not enter into employment agreements with its executive officers it did; however, during a transition in management in 1994 enter into an employment agreement with Mr. Plush. The amount shown represents amounts that the Company would owe Mr. Plush if he were terminated without cause as defined in the Employment Agreement by and between the Company and Mr. Plush dated April 7, 1994 ($310,700 represents a true up of benefits due under the Pension Plan which would be paid over time, $383,384 represents severance that would be paid in the same manner as payroll and $10,000 represents the amount for outplacement services.) The Agreement provides that in the case of change of control, the Employment Agreement will be extended for the rest of its term, but in no event less than eighteen (18) months.

In addition, the Employment Agreement provides for the following severance in case of termination without cause:

•	At least six (6) months of severance or one (1) month of service for each year of service not to exceed eighteen (18) months, whichever is greater (paid as salary continuation);

•	Full participation in the Annual Incentive Plan provided the termination is after June 30th;

•	Full participation in any performance award if the performance measuring period is within six (6) months following his termination;

•	Thirty (30) days to exercise all vested options; provided such thirty (30) days does not extend the term of said options;

•	Supplemental Retirement Benefit to true up his pension benefit;

•	All fringe benefits that he was receiving immediately prior to his termination for the period of his severance; and

•	Outplacement services not to exceed $10,000.

Audit Committee Report

The Audit Committee has reviewed and discussed with Keithley’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Keithley contained in the Annual Report on Form 10-K for the 2008 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61, as amended by Statement on Auditing Standards No. 90 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of Keithley’s financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP its independence from Keithley.

In addition, the Audit Committee, in consultation with management, the independent registered public accounting firm and the internal auditors, has reviewed management’s report on internal control over financial reporting as of September 30, 2008 and the independent registered public accounting firm’s attestation report (which are required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and has considered the effectiveness of the Company’s internal control over financial reporting.

Based on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Keithley’s Annual Report on Form 10-K for its 2008 fiscal year for filing with the Securities and Exchange Commission.

Audit Committee
Barbara V. Scherer, Chairman
James T. Bartlett
James B. Griswold
R. Elton White

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1958. The following table shows the fees billed to the Company from PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2008 and 2007:

	Fiscal 2008	Fiscal 2007

Audit Fees	$811,400	$752,300
Tax Fees	279,900	273,800
All Other Fees	3,000	3,000

Total	$1,094,100	$1,029,100

Fees related to fiscal 2008 and 2007 are comprised of the services as described in the following items:

“Audit Fees” consist of fees billed for professional services rendered for the audit of Keithley Instruments, Inc.’s consolidated financial statements, the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

“Tax Fees” consist of fees billed for professional services for tax compliance, tax advice and tax planning for the Company’s subsidiaries and sales offices in various tax jurisdictions throughout the world.

“All Other Fees” consist of licensing fees for an accounting research database maintained by PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

PROPOSAL TWO:
APPROVAL OF THE KEITHLEY INSTRUMENTS, INC. 2009 STOCK INCENTIVE PLAN

In December 2008, the Board of Directors adopted the Keithley Instruments, Inc. 2009 Stock Incentive Plan (the “2009 Plan”) subject to the approval of the Company’s shareholders. The description of the 2009 Plan set forth below is only a summary of its material terms and is subject to and qualified by reference to the complete text of the 2009 Plan included as Appendix A.

The Company is asking its shareholders to approve the 2009 Plan in order that:

•	the shares reserved for issuance under the 2009 Plan may be listed on the New York Stock Exchange (“NYSE”) pursuant to the rules of the exchange;

•	the Company may grant options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”); and

•	compensation attributable to equity-based awards will qualify as performance-based compensation, which would exempt such grants from the limits on the deductibility of certain corporate payments to executive officers contained in Section 162(m) of the Code.

Section 162(m) limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of a public company (the “Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of the limited number of exceptions provided for in the Act. One of these exceptions is compensation paid under a plan that meets certain requirements for “performance-based compensation.” Compensation attributable to a stock option is deemed to satisfy the requirement for performance-based compensation that it be paid on account of the attainment of one or more performance goals, if (a) the grant is made by a committee of directors meeting certain criteria, (b) the plan under which the option is granted states a maximum number of options that may be granted to any individual during a specified period of time, and (c) the amount of compensation the individual could receive is based solely on the increase in the value of the Common Shares after the date of grant. Another requirement of “performance-based” compensation under Section 162(m) is that the material terms of the performance goals for other types of awards be re-approved by our shareholders every five years. Material terms include (x) the employees eligible to receive compensation, (y) a description of the business criteria on which the performance goal may be based and (z) the maximum amount of compensation that can be paid to an employee under the performance goal. Shareholder approval of the 2009 Plan is intended to constitute approval of each of these aspects of the 2009 Plan. It is the Company’s intent to structure the 2009 Plan to satisfy the requirements for the performance-based compensation exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder to the extent practicable. As a consequence, the Board of Directors has directed that the 2009 Plan be submitted to the Company’s shareholders for approval in accordance with the requirements for the performance-based compensation exception to the Deduction Limit.

The terms of the 2009 Plan are very similar to the terms of the Company’s 2002 Stock Incentive Plan, with some modifications to expand the types of awards that may be granted, comply with subsequent changes in tax and other laws and modernize certain provisions, among other changes.

Under the 2009 Plan, the following type of grants may be made:

•	options to purchase Common Shares (“Stock Options”);

•	Common Shares which may be subject to certain vesting and transfer restrictions (“Restricted Stock”);

•	units representing Common Shares, which may be settled in Common Shares or cash upon vesting (“Restricted Stock Units”);

•	grants of nontransferable options to receive payments based on the appreciation of Common Shares (“SARs”); and

•	awards of Common Shares or other awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Common Shares (“Other Share-Based Awards”).

These awards are generally non-transferable and may be made to key employees and Directors of the Company or any its subsidiaries that are at least 50% owned directly or indirectly by the Company. The Stock Options provided for under the 2009 Plan may be incentive stock options (“Incentive Stock Options”) intended to qualify for favorable tax treatment under Section 422 of the Code or nonqualified stock options (“Nonqualified Stock Options”), which do not qualify for such favorable tax treatment.

The purpose of the 2009 Plan is to provide continuing incentives to key employees and directors of the Company (and its subsidiaries) by offering equity or equity-based incentives that increase their proprietary interest in the Company’s business and enhance their personal interest in the Company’s success. The Board of Directors believes that the Company’s long-term success depends upon the ability of the Company and its subsidiaries to attract and retain individuals who, by virtue of their ability and qualifications, make important contributions to the Company. In that regard, the 2009 Plan will align the long-term interests of key employees and shareholders return by allowing key employees and directors to acquire new or additional share ownership in the Company as a form of compensation.

Shares Subject to the 2009 Plan

The maximum number of Common Shares subject to grant under the 2009 Plan is 1,000,000. Such maximum number of Common Shares is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other capital adjustments. Common Shares which are forfeited pursuant to the terms of grants of Restricted Stock will be available for further grants under the 2009 Plan. Similarly, if any Stock Option, Restricted Stock Unit or Other Share-Based Award granted under the Plan expires, terminates, or is surrendered or canceled without having been exercised in full, the Common Shares then subject to such award will again be available for further grants under the 2009 Plan. Under the 2009 Plan, no participant may receive grants with respect to more than 200,000 Common Shares during any calendar year, subject to adjustment as described above. The closing price of a Common Share on the NYSE on December 9, 2008 was $3.21.

The following table sets forth certain information regarding the Company’s equity compensation plans as of September 30, 2008:

Number of Securities
Remaining Available for
Future Issuance Under
Equity Compensation
	Number of Securities to be		Weighted-Average	Plans (Excluding
	Issued Upon Exercise		Exercise Price of	Securities Reflected in
	of Outstanding Options		Outstanding Options	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,938,481	(1)	$19.90	1,147,492	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,938,481	(1)	$19.90	1,147,492	(2)

(1)	Includes stock options outstanding of 3,027,131 under the Company’s stock option plans, 52,600 restricted award units and 858,750 performance award units, that are payable in Common Shares. The number of performance award units included above represents the maximum number of units that may be earned pursuant to performance award units agreements. See Note H to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended September 30, 2008. Restricted stock award units and performance award units do not have an exercise price, and therefore, were not included for purposes of computing the weighted-average exercise price.

(2)	Includes 475,129 shares available for issuance under the 2005 Employee Stock Purchase and Dividend Reinvestment Plan.

Administration of the Plan

The 2009 Plan will be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company or by a committee selected by such Board of Directors by majority vote and comprised of no fewer than two members of such Board of Directors (the “Committee”). No person will be appointed to, or serve on, the Committee who is not both an “outside director,” within the meaning of Section 162(m) of the Code and a “nonemployee director” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934. Subject to the terms of the 2009 Plan, the Committee will have sole authority to determine and designate persons to whom grants are to be made under the 2009 Plan and the nature and terms of such grants. The Committee may delegate to one or more Company officers the authority to make grants to employees other than executive officers. The Committee also has the authority to adopt, alter and repeal such rules and guidelines and practices concerning the 2009 Plan as it deems advisable and to interpret the provisions of the 2009 Plan.

Persons Eligible for Grants

Key employees and directors of the Company or a subsidiary of the Company are eligible to receive grants under the 2009 Plan as designated by the Committee.

Grants of Stock Options

Incentive Stock Options granted under the 2009 Plan will be nontransferable (except for “Permitted Transfers” as described below) and will have an exercise price which is not less than 100% of the fair market value of the Common Shares on the date of grant of such Options; however, if a key employee, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (“Substantial Shareholder”), the exercise price for such Option will be not less than 110% of the fair market value of the Common Shares on the date of grant of such Option. Nonqualified Stock Options granted under the 2009 Plan will also be nontransferable (other than Permitted Transfers). The date of grant of any Option will be the date the Committee approves such grant. Under the 2009 Plan, “fair market value” means the closing price of the Common Shares on the New York Stock Exchange on the date of grant (or the next trading day, if the grant date is not a trading day), unless the Committee establishes a different exercise price or method for determining the exercise price at the time of approval. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any calendar year may not exceed $100,000. The exercise price and the number of Common Shares subject to Stock Options will be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company’s capital structure so that the aggregate purchase price for the Common Shares subject to the Stock Option remains the same. A “Permitted Transfer” of a Stock Option (or other award) generally includes by will or the laws of descent and distribution and irrevocable transfers to family members without payment.

Exercise of Stock Options

With some exceptions, no Stock Option granted under the 2009 Plan may be exercised within six months and one day from the date of grant. In addition, no Incentive Stock Option granted under the 2009 Plan may be exercised more than ten years from the date it is granted. Further, no Incentive Stock Option granted to a Substantial Shareholder will be exercisable after the expiration of five years from the date of grant of such Option.

If a key employee ceases to be an employee of the Company or of a subsidiary of the Company for any reason (other than death, retirement, or permanent and total disability), such key employee’s Stock Options shall terminate on the effective date of termination of his employment, unless extended by the Committee on or before his date of termination of employment. Stock Options held by the estate of a deceased key employee may be exercised by the executor or administrator of such key employee’s estate within one year of such key employee’s death.

In the event of retirement or disability retirement, any then outstanding Stock Options held by a key employee shall lapse at the earlier of the end of the term of such Stock Option or twelve months after such retirement or permanent and total disability, subject only to the three month exercise limitation applicable to Incentive Stock Options.

The Committee may, in its sole discretion, accelerate any exercise date so long as such acceleration complies with Section 409A of the Code or the Committee and the recipient of the award agree otherwise.

Restricted Stock

The 2009 Plan provides for grants of Restricted Stock, which may be subject to various vesting and transfer restrictions imposed by the Committee. In making a grant of Restricted Stock, the Committee will specify the number of shares of Restricted Stock to be granted, the price (if any) to be paid for such stock, and the nature and duration of any applicable restrictions. The recipient of a Restricted Stock award will, subject to any restrictions placed on the Restricted Stock under the award, generally have all the rights of a shareholder of the Company, including the right to vote such Restricted Stock and the right to receive all dividends thereon, although the Committee may permit or require cash dividends to be reinvested in additional Restricted Stock or otherwise and any stock dividend may be treated as additional Restricted Stock.

Upon the death of a key employee, all Restricted Stock held by such key employee will vest and any restrictions and applicable risks of forfeiture will lapse. In the event of retirement or permanent and total disability of a key employee, any Restricted Stock held by such key employee will vest and any applicable restrictions will lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had such key employee continued to fulfill all the conditions of the Restricted Stock (or on such accelerated basis as the Committee may determine at or after the date of grant). If a key employee ceases to be an employee of the Company for any reason other than death, retirement or permanent and total disability, all Restricted Stock which is not vested or otherwise subject to restriction will be forfeited, and/or declared void and without value. However, upon such a forfeiture, any consideration paid for the Restricted Stock shall be refunded to the key employee.

Restricted Stock Units

Restricted Stock Units may be awarded under the 2009 Plan in addition to or in tandem with other awards granted under the 2009 Plan. The Committee will determine the number of Restricted Stock Units to be awarded to any participant, the terms upon which the Restricted Stock Units will vest, which may be based on time or the attainment of specified performance goals or such other factors as the Committee shall determine, among other terms. Each Restricted Stock Unit will represent the right to receive one Common Share or, if determined by the Committee, an amount of cash equal to the fair market value of a Common Share upon vesting of the Restricted Stock Unit. Subject to the provisions of the 2009 Plan and the applicable agreement, Restricted Share Units are not transferable other than Permitted Transfers. Upon vesting, share certificates (if such shares are certificated), or, if applicable, cash, will be delivered to the participant for the Common Shares represented by the Restricted Stock Units. Any dividends declared during the period from the grant date to the vesting date may, at the discretion of the Committee, be paid to the participant in cash, deferred or deemed to be reinvested in additional Restricted Stock Units. Stock Appreciation Rights

The 2009 Plan provides that participants may be granted the nontransferable right (except for Permitted Transfers) to receive a payment based on the increase in the value of Common Shares occurring after the date of such grant. SARs may (but need not) be granted to a key employee in tandem with, and be exercisable in lieu of exercising, a grant of Stock Options. SARs will be specifically granted upon terms and conditions approved by the Committee. When granted in tandem with a Stock Option, a SAR will provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee, over the price to be paid for such Common Shares under such Option. The price cannot be less than the fair market value on the grant date. Such amount shall be payable in cash (or by check), or in fully paid Common Shares having a fair market value equal to such amount, or in a combination of cash (or check) and Common Shares as determined by the Committee.

Other Stock-Based Awards

The Committee may grant other awards of Common Shares and Other Share-Based Awards, including performance shares, exchangeable securities, dividend equivalent rights and shares and options valued by reference to book value or subsidiary performance, that are valued in whole or in part by reference to, or are otherwise based on, the Common Shares. Other Share-Based Awards may be granted either alone, in addition to or in tandem with other awards granted under the 2009 Plan or cash awards made outside the 2009 Plan. In making a grant of an Other Share-Based Award, the Committee will specify the number of shares to be used in computing the award or that are to be granted pursuant to such award and the consideration, if any to be paid for the award, among other terms. The Committee also will determine whether such awards are settled in Common Shares, Restricted Stock or cash in an amount equal to the fair market value of the award at the time of settlement.

Payment for Stock Option Price

The Committee may permit payment for Common Shares issuable upon the exercise of Stock Options to be made in cash (or by check), by the surrender of Common Shares valued at their then fair market value, or by a combination of Common Shares and cash (or by check), as it deems appropriate.

Change of Control

Upon the occurrence of a Change of Control, notwithstanding any other provisions of the 2009 Plan or of any agreement to the contrary, all Stock Options and SARs granted under the 2009 Plan will become immediately exercisable in full and all Restricted Stock, Restricted Stock Units and other Share-Based Award grants will become immediately vested and any applicable restrictions will lapse. In addition, in the case of a merger, reorganization, consolidation or similar transaction, there will be substituted for each Common Share subject to an unexercised Stock Option and SAR or a Restricted Share Unit or Other Share-Based Award granted under the 2009 Plan the number and kind of shares of stock or other securities or property into which the Common Shares are being converted or for which they will be exchanged and the Committee may cancel any outstanding award for a payment equal to the number of Common Shares represented by such award multiplied by the amount per share being paid to holders of Common Shares in the merger, reorganization, consolidation or similar transaction.

Performance Criteria

As noted above, Stock Options, Restricted Stock, Restricted Stock Units, SARs and Other Stock-Based Awards under the 2009 Plan may be subject to the attainment of specified performance goals before the participant will be entitled to receive any Common Shares or another form of value under the award. The Committee has the authority to determine these goals, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the participant’s division, department or function within the Company or its subsidiary. With respect to any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, performance criteria must be limited to the following items specified in the 2009 Plan: cash flow, earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), earnings per share, growth in earnings or earnings per share, stock price, return on equity or average shareholders’ equity, total shareholder return, return on capital, return on assets or net assets, return on investment or invested capital, revenue, income or net income, operating income or net operating income, operating profit or net operating profit (whether before or after taxes), sales growth, economic profit or profit margin, operating margin, return on operating revenue, return on tangible capital, market share, contract awards or backlog, overhead or other expense reduction, growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, credit rating, strategic plan development and implementation, improvement in workforce diversity, customer satisfaction, employee satisfaction, management succession plan development and implementation and employee retention. Notwithstanding satisfaction of any completion of any performance criteria, to the extent specified as of the date of grant, the number of Common Shares, Stock Options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of such performance criteria may be reduced by the Committee on the basis of such further considerations as it determines appropriate in its sole discretion. Shareholder approval of the 2009 Plan is intended to constitute approval of each of these aspects of the 2009 Plan, for purposes of the approval requirements of Section 162(m) of the Code.

During fiscal year 2008, the performance-based criteria applicable to the equity awards made to the Company’s executive officers included three-year sales growth in comparison to sales growth of a pre-defined group of peer companies over the same period, and three-year return on assets and return on invested capital, as discussed in more detail in the “Compensation Discussion and Analysis” section above.

Amendment and Termination of the 2009 Plan

The Committee is authorized to interpret the 2009 Plan and from time to time adopt, alter and repeal rules and guidelines and practices for carrying out the 2009 Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate the 2009 Plan. In no event, however, without the approval of the Company’s shareholders, shall any action of the Committee or the Board of Directors result in increasing the maximum number of shares subject to grants, materially amending the eligibility requirements or materially increasing the benefits accruing to optionees under the 2009 Plan.

U.S. Federal Income Tax Consequences

The following is a brief description of the Company’s understanding of the U.S. federal income tax consequences applicable to Incentive Stock Options and Nonqualified Stock Options granted under the 2009 Plan. This summary is not intended to constitute tax advice and specifically does not address any state, local or foreign tax consequences.

With respect to Incentive Stock Options, in general, for federal income tax purposes under the present law:

(i) Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the participant assuming all of the federal tax law statutory requirements are satisfied; however, the excess of the fair market value of the Common Shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the Common Shares acquired upon exercise of the Stock Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the participant.

(ii) If the Common Shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such Common Shares are transferred to the participant (the “exercise date”), long-term capital gain or loss will be recognized by the participant in an amount equal to the difference between the amount realized by the participant, which equals the fair market value of the Common Shares on the date of sale and the participant’s basis which, except as provided in (v) below, is the exercise price.

(iii) Except as provided in (v) below, if the Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or within the one-year period after the transfer of the Common Shares to the participant (a “disqualifying disposition”):

(a) Ordinary income will be recognized by the participant at the time of such disposition in the amount of the excess, if any, of the fair market value of the Common Shares at the time of such exercise over the Incentive Stock Option exercise price; however, the participant will not recognize ordinary income where the fair market value of the Incentive Stock Option on the date of sale is less than the Incentive Stock Option exercise price.

(b) Short-term or long-term capital gain will be recognized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the Common Shares at the time of such exercise.

(c) Short-term or long-term capital loss will be recognized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the Incentive Stock Option exercise price over the amount realized.

(iv) No deduction will be allowed to the Company with respect to Incentive Stock Options granted or Common Shares transferred upon exercise thereof, except that if a disposition is made by the participant within the two-year period or within the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the ordinary income recognized by the participant making the disposition.

(v) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be recognized by the participant at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the participant in Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be recognized by the participant at that time; such excess Common Shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the participant in such Common Shares will begin on the date such Common Shares are transferred to the participant. If the Common Shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Incentive Stock Option relating to the surrendered Common Shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the Common Shares surrendered over the basis of such Common Shares. If any of the Common Shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the Common Shares with a zero balance.

With respect to Non-Qualified Stock Options, in general, for federal income tax purposes under present law:

(i) The grant of a Non-Qualified Stock Option by itself does not result in income to the participant.

(ii) Except as provided in (v) below, the exercise of a Non-Qualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the participant at that time in an amount equal to the excess (if any) of the fair market value of the Common Shares on the date of exercise over the option price.

(iii) Except as provided in (v) below, the tax basis of the Common Shares acquired upon exercise of a Non-Qualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the Common Shares on the date of exercise.

(iv) No deduction is allowable to the Company upon the grant of a Non-Qualified Stock Option but, upon the exercise of a Non-Qualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income recognized by the participant exercising such Option.

(v) With respect to the exercise of a Non-Qualified Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be recognized by the participant at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the participant in the Common Shares received will include his holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be recognized by the participant at that time in the amount of the fair market value of such excess Common Shares; the tax basis of such excess Common Shares will be equal to the fair market value of such Common Shares at the time of exercise; and the holding period of the participant in such Common Shares will begin on the date such Common Shares are transferred to the participant.

The Company is not entitled to deduct annual remuneration in excess of $1 million Deduction Limit paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limit, including an exception for performance-based compensation. Thus, unless Stock Options granted under the 2009 Plan satisfy an exception to the Deduction Limit, the Company’s deduction with respect to Non-Qualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limit. Under Treasury Regulations, compensation attributable to a stock option is deemed to be performance-based compensation or to satisfy the performance-based compensation test if:

“the grant is made by the compensation committee; the plan under which the option ... is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and, under the terms of the option ... the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant ...”

With respect to other types of awards under the 2009 Plan, in order to qualify for an exception to the Deduction Limit and meet the requirement of “performance-based” compensation under Section 162(m), the material terms of the performance goals for these awards must disclosed to and subsequently approved by our shareholders. Once the material terms of the performance goals are disclosed to and approved by our shareholders, no additional disclosure or approval is required unless the Compensation and Human Resources Committee of the Board of Directors changes the material terms of the performance goals. If, however, the Compensation and Human Resources Committee has authority to change the targets under a performance goal after shareholder approval of the goal, material terms of the performance goal must be disclosed to and reapproved by shareholder no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goal. Material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Shareholder approval of the 2009 Plan is intended to constitute approval of each of these aspects of the 2009 Plan.

If Proposal Two is approved by the shareholders and the Committee makes the grants, the Company’s deduction with respect to options and other performance-based awards granted under the 2009 Plan would not be subject to the Deduction Limit.

The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 2009 Plan. To the extent applicable, it is intended that the 2009 Plan and any grants made under the 2009 Plan comply with the provisions of Section 409A of the Code.

The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his particular circumstance.

Number of Persons Eligible and Specific Benefits

It is anticipated that approximately 100 employees of the Company and its subsidiaries will participate in the 2009 Plan, although no awards have been made to date. Because benefits under the 2009 Plan will depend on the Committee’s actions and the fair market value of Common Shares at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2009 Plan is approved by the shareholders.

Vote Required for Approval

The affirmative vote of the majority of the votes cast at the meeting by holders of the Common Shares and Class B Common Shares present, in person or by proxy, and entitled to vote at the meeting is required for the approval of the 2009 Plan. Approval of the 2009 Plan also requires that the holders of a majority of the common shares entitled to vote (as determined in accordance with the rules of the NYSE cast a vote, whether in favor, against, or in abstention.

The Board of Directors recommends a vote for the approval of the 2009 Stock Incentive Plan.

PROPOSAL THREE:
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC AS
THE COMPANY’S INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLC or its predecessor, Price Waterhouse, has served as the Company’s independent accountants since 1958 and has been appointed by the Audit Committee to continue as the Company’s independent accountants for the fiscal year ending September 30, 2009. In the event that ratification of this selection of auditors is not approved by a majority of the shareholders at the Annual Meeting in person or by proxy, the Audit Committee will reconsider its selection of auditors.

PricewaterhouseCoopers LLC has no interest, financial or otherwise, in the Company. A representative of PricewaterhouseCoopers LLC is expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of the majority of the votes cast at the meeting by holders of the Common Shares and Class B Common Shares present, in person or by proxy, and entitled to vote at the meeting is required for the approval of this proposal.

The Board of Directors recommends a vote for the ratification of the selection of PricewaterhouseCoopers LLC as the Company’s independent accountants.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than the election of Directors. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2010 in compliance with Rule 14a-8 promulgated under the Exchange Act must be received by the Company at its principal executive offices not later than August 30, 2009, for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting. The Company will not be required to include in its proxy statement and form of proxy a shareholder proposal that is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. In addition, if a shareholder intends to present a proposal at the Company’s 2010 Annual Meeting without the inclusion of the proposal in the Company’s proxy materials, the appointed proxies may exercise their discretionary voting authority for any proposal received after November 15, 2009, without any discussion of the proposal in the Company’s proxy statement.

Shareholders and other interested parties may send written communications to the Board by mailing them to the Board of Directors, c/o Joseph P. Keithley, Chairman, Keithley Instruments, Inc., 28775 Aurora Road, Cleveland, Ohio 44139. All communications will be forwarded to the Directors.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company’s most recent fiscal year. Exhibits to the Form 10-K will also be provided, at no charge to the shareholder, upon specific request for such exhibits. Requests from beneficial owners of the Company’s voting securities must set forth a good faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such report should be directed to:

Mark J. Plush
Vice President and Chief Financial Officer
Keithley Instruments, Inc.
28775 Aurora Road
Cleveland, Ohio 44139

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement unless contrary to your instructions. This practice is known as “householding,” and is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may write to Mark J. Plush at the address above, or call 440-248-0400. We will promptly deliver a separate copy (free of charge) upon request.

You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

December 31, 2008

APPENDIX A

KEITHLEY INSTRUMENTS, INC.

2009 STOCK INCENTIVE PLAN

1. General.  This Stock Incentive Plan (the “Plan”) provides key employees and directors of Keithley Instruments, Inc. (the “Company”) with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase Common Shares, without par value, of the Company (“Common Shares”) through the granting of nontransferable options to purchase Common Shares (“Stock Options”); the granting of Common Shares, which may be subject to restrictions on transfer and substantial risks of forfeiture (“Restricted Stock”); the granting of units representing Common Shares, which may be settled in Common Shares upon vesting based on time or the attainment of performance goals (“Restricted Stock Units”); the granting of options to receive payments based on the appreciation of Common Shares (“SARs”); and the granting of awards of Common Shares or other awards that are valued, in whole or in part, by reference to, or are otherwise based, on Common Shares (“Other Share-Based Awards”). Stock Options, Restricted Stock, Restricted Stock Units, SARs and Other Share-Based Awards shall be collectively referred to herein as “Grants”; and individually as a “Grant”. It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Stock Options that do not so qualify (“Non-qualified Stock Options”). No provision of the Plan is intended or shall be construed to grant key employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

2. Purpose of the Plan.  The purpose of the Plan is to provide continuing incentives to key employees and directors of the Company and of any subsidiary of the Company by offering key employees and directors equity or equity-based incentives based on the Company’s Common Shares thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.

For purposes of the Plan, a “subsidiary” means any corporation or other entity fifty percent (50%) of the stock or voting equity interests of which is directly or indirectly owned or controlled by the Company.

3. Effective Date of the Plan.  The Plan was adopted by the Board of Directors in December 2008, and is subject to approval by the Company’s shareholders.

4. Administration of the Plan.  The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company or by another committee selected by the Board of Directors of the Company (the “Committee”). It is intended that only directors who are both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, shall be appointed to the Committee.

A majority of the Committee shall constitute a quorum. The acts of the majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.

Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

(a) To select the key employees and directors to whom Grants may be made;

(b) To determine the number of Common Shares to be covered by any Grant;

(c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants; and

(d) To delegate to one or more Company officers authority to make Grants to key employees (other than executive officers) and to individuals to whom offers of Company employment are, or are expected to be made.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Grants issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analysis as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be final, binding and conclusive on the Company, its shareholder, subsidiaries, and all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

5. Individuals Eligible for Grants.  Grants may be made from time to time to those key employees and directors of the Company or a subsidiary who are designated by the Committee (or by the Committee’s delegee(s) in accordance with Section 4(d) hereof), acting in its sole and exclusive discretion (each such designated employee or director, a “participant”). Notwithstanding any contrary Plan provision, Stock Options intended to qualify as Incentive Stock Options shall only be granted to employees while actually employed by the Company or a subsidiary. The Committee may grant more than one Stock Option, with or without SARs, to the same employee. No Incentive Stock Option shall be granted to any employee during any period of time when such employee is on a leave of absence.

6. Shares Subject to the Plan.  The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares; provided, however, that such Common Shares must satisfy the definition of “service recipient stock” under Treasury Regulation Section 1.409A-1(b)(5)(iii). Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine. In the event a SAR is granted in tandem with a Stock Option pursuant to Section 9 and such SAR is thereafter exercised in whole or in part, then such Stock Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but may be made available for re-offering under the Plan to any eligible employee.

Subject only to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of Common Shares made subject to all Grants under the Plan shall be one million (1,000,000) Common Shares and the maximum number of Common Shares made subject to Grants under the Plan to any one (1) participant during any one (1)-year period shall be two hundred thousand (200,000) Common Shares. Such aggregate number(s) of Common Shares shall not include any Common Shares reacquired or never issued due to a forfeiture, exchange or relinquishment of rights under a Grant made hereunder.

If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed or converted into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or other property, including cash (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities or property into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged and, in the case of a merger, reorganization, consolidation or similar transaction, the Committee may cancel an unexercised Stock Option or SAR in exchange for a payment equal to the amount, if any, by which the price being paid to holders of Common Shares in the merger, reorganization, consolidation or similar transaction exceeds the applicable exercise price of the Stock Option or SAR; (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event; (iii) there shall be substituted for each Common Share represented by a Restricted Stock Unit or Other Share-Based Award granted under the Plan, the number and kind of shares of stock or other securities or property into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged and, in the case of a merger, reorganization, consolidation or similar transaction, the Committee may cancel a Restricted Stock Unit or Other Share-Based Award for a payment equal to the number of Common Shares represented by such award multiplied by the amount per share being paid to holders of Common Shares in the merger, reorganization, consolidation or similar transaction; and (iv) any outstanding Restricted Stock that is converted, exchanged or otherwise changed into a different number or kind of stock or security, shall continue to be subject to any and all terms, conditions and restrictions originally applicable to such Restricted Stock. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Grant, the provisions of the Plan, and to any related agreements (including adjustments which may provide for the elimination of fractional shares), where necessary or desirable to preserve the terms and conditions of any Grants hereunder.

7. Stock Option Provisions.

(a) General.  The Committee may grant to participants nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify.

(b) Stock Option Price.  The option price per Common Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a participant to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an “owner,” as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Substantial Shareholder”), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted. “Fair market value” shall be the closing price of the Common Shares on the New York Stock Exchange on the date the Stock Option on the date of grant (or the next trading day if the grant date is not a trading day), unless the Committee establishes a different option price or method for determining the option price at the time of approval.

(c) Exercise and Term of Stock Option.  Stock Options shall be exercisable, in whole or in part, at such time or times as determined by the Committee at the time of grant; however, except as provided in Section 13, unless otherwise determined by the Committee at the time of grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. The Committee, in its sole discretion, may accelerate any exercise date, in whole or in part, based on service, performance or other factors and criteria selected by the Committee; provided, however, that any such acceleration must satisfy the requirements of Code Section 409A and the relevant Treasury Regulations unless the participant and the Committee otherwise agree. The Committee shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of five (5) years from the date of grant of such Option.

(d) Limitations on Exercise and Transfer of Stock Options.  Except as otherwise provided herein, only the participant to whom a Stock Option is granted may exercise such Option, and no Stock Option granted hereunder shall be transferable by a participant, other than by will or the laws of descent and distribution. Notwithstanding the preceding sentence, a participant may transfer and assign Stock Options (other than Incentive Stock Options) if (and then, only to the extent) the participant obtains the prior consent of the Committee and otherwise complies with the requirements of this Section 7(d) (a “Permitted Transfer”). For purposes of this Plan, a Permitted Transfer consists of either (i) an irrevocable transfer by an individual to a family member (or a trust or partnership whose beneficiaries or partners are comprised of family members), if made by without payment of consideration (as further defined in 17 C.F.R. §240.16b-3); or (ii) an irrevocable transfer by an individual to an alternate payee, made under a qualified domestic relations order (as defined in 29 C.F.R. §240.16a-12 and 26 U.S.C. §414(p)(1)(B)). Also for this purpose, a “family member” of an individual includes the participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, any person sharing the participant’s household (other than a tenant or employee). Following a Permitted Transfer, the Grants transferred shall be exercisable only by the transferee.

(e) Employment, Holding Period Requirements For Certain Options.  The Committee may condition any Stock Option granted hereunder upon the continued employment of the participant by the Company or by a subsidiary, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option until the day three (3) months prior to the date such Option is exercised, such participant must be an employee of the Company or of a subsidiary, but always subject to the right of the Company or any such subsidiary to terminate such participant’s employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

(f) Payment for Stock Option Price.  A Stock Option shall be exercised by a participant giving written notice to the Company of his or her intention to exercise the same, accompanied by full payment of the purchase price together with any federal, state and local income and employment taxes required to be withheld by the Company from the participant’s wages as a result of such exercise. Such purchase price shall be paid with cash or check, or with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of a Stock Option not to be a fully paid and non-assessable Common Share.

(g) Limitation on Exercisable Incentive Stock Options.  The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a participant during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

8. Restricted Stock.

(a) Grant.  The Committee shall determine to whom, and the time or times at which, Grants of Restricted Stock will be made, the number of shares of Restricted Stock to be granted, the price (if any) to be paid (subject to Section 8(b)), the period within which such Restricted Stock grants may be subject to forfeiture, and the other terms and conditions of the grants in addition to those set forth in Section 8(b). The Committee may condition the vesting of Restricted Stock upon the attainment of specified performance goals, including “Qualifying Performance Criteria” as defined in Section 14(a), or such other factors as the Committee may determine in its sole discretion.

(b) Terms and Conditions.  Restricted Stock granted under the Plan shall contain any terms and conditions, not inconsistent with the provisions of the Plan, which are deemed desirable by the Committee. A participant who receives a grant of Restricted Stock shall not have any rights with respect to such Grant, unless and until such participant has executed an agreement evidencing such Grant in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Grant. In addition, Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

(i) Grants of Restricted Stock shall only be accepted by executing a Restricted Stock agreement and paying whatever price (if any) is required under such agreement.

(ii) Restricted Stock may be represented by a stock certificate or uncertificated shares.

(iii) Any stock certificates evidencing Common Shares consisting of Restricted Stock shall be held in custody by the Company until any restrictions thereon shall all have lapsed. With respect to any Restricted Stock held in custody by the Company, the participant granted such Restricted Stock shall deliver to the Company a stock power, endorsed in blank, relating to the Common Shares represented by such Stock. Restricted Shares held in uncertificated form will be registered in the name of the recipient in the Company’s books and records subject to the restrictions set forth in the applicable agreement.

(iv) Subject to the provisions of the Plan and the Restricted Stock agreement, during the period of time set by the Committee and commencing with the date of such Grant (the “Restriction Period”), a participant shall not be permitted to sell, transfer, tender, pledge, assign or otherwise encumber any Restricted Stock granted under the Plan. However, the Committee, in its sole discretion, may provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions in whole or in part, based on service, performance or other factors and criteria selected by the Committee; provided, however, that any such lapse of transfer or restriction shall satisfy the requirement of Code Section 409A and the relevant Treasury Regulations unless the participant and the Committee otherwise agree.

(v) Except as provided in this Section 8(b)(vi) and Section 8(b)(v), a participant shall have, with respect to shares of Restricted Stock granted to him, all of the rights of a shareholder of the Company, including the right to vote such Restricted Stock and the right to receive any dividends thereon. The Committee, in its sole discretion and as determined at the time of a Grant of Restricted Stock, may permit or require cash dividends otherwise due and payable to be deferred and, if the Committee so determines, reinvested either in additional Restricted Stock (to the extent Common Shares are available), or otherwise. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock. As Restricted Stock, such additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock with respect to which such additional Common Shares were issued.

(vi) No Restricted Stock shall be transferable by a participant other than by will or by the laws of descent and distribution so long as any restrictions or risk of forfeiture remain applicable, except a Permitted Transfer as defined in Section 7(d).

(c) Minimum Value Provisions.  To ensure that Grants of Restricted Stock actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based award, or other grant, designed to guarantee a minimum value, payable in cash or Common Shares, to the recipient of a Restricted Stock Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be awarded alone, in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Restricted Stock Units shall be awarded, the number of Restricted Stock Units to be awarded to any participant, the terms upon which the Restricted Stock Units will vest, which may be based on time or the attainment of specified performance goals, including Qualifying Performance Criteria as defined in Section 14(a), or such other factors as the Committee shall determine in its sole discretion, and the other terms and conditions of the Award in addition to those set forth in Section 9(b).

(b) Terms and Conditions.  Restricted Stock Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Each Restricted Stock Unit will represent the right to receive one Common Share or, if determined by the Committee, an amount of cash equal to the fair market value of a Common Share upon vesting of the Restricted Stock Unit. Subject to the provisions of the Plan and the applicable agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon vesting, share certificates, or, if applicable, cash, shall be delivered to the participant, or the participant’s legal representative, for the Common Shares represented by the Restricted Stock Units.

(ii) Amounts equal to any dividends declared during the period from the grant date to the vesting date may, at the discretion of the Committee at the time of award, be paid to the participant in cash, deferred or deemed to be reinvested in additional Restricted Stock Units that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock Units.

(iii) No Restricted Stock Units shall be transferable by a participant other than by will or by the laws of descent and distribution prior to vesting and settlement, except a Permitted Transfer as defined in Section 7(d).

10. Stock Appreciation Rights.  A participant may be granted the right to receive a payment based on the increase in the value of Common Shares above the price of Common Shares on the date of such Grant (the “Grant Date Price”); such rights shall be known as Stock Appreciation Rights (“SARs”). SARs may (but need not) be granted to a participant in tandem with, and exercisable in lieu of exercising, a Grant of Stock Options. No participant shall be entitled to SAR rights solely as a result of the grant of a Stock Option to him. Any such rights, if granted, may only be exercised by the holder thereof, either with respect to all, or a portion, of the Stock Option to which it applies. In no event shall the Grant Date Price be less than one hundred percent (100%) of the fair market value of a Common Share on the date such SAR is granted. When granted in tandem with a Stock Option, an SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee (in the same manner as such value is determined for purposes of the granting of Stock Options), over the price to be paid for such Common Shares under such Option. Such amount shall be payable by either the Company or the subsidiary, whichever such corporation is the employer of the participant, in one or more of the following manners, as determined by the Committee, if the Company is the employer of the participant, or by the subsidiary subject to the Committee’s approval, if such subsidiary is the employer of the participant:

(a) cash (or check);

(b) fully paid Common Shares having a fair market value equal to such amount; or

(c) a combination of cash (or check) and Common Shares.

In no event may any participant exercise any SARs granted hereunder unless (i) such participant is then permitted to exercise the Stock Option or the portion thereof with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the Stock Option, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Stock Option hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Committee and not inconsistent with this Plan. The granting of a Stock Option or SAR shall impose no obligation upon the participant to exercise such Stock Option or SAR. The Company’s or a subsidiary’s obligation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the participant granted such SAR, other than by will or the laws of descent and distribution or as a Permitted Transfer as defined in Section 7(d).

11. Other Share-Based Awards.  The Committee may grant other awards of Common Shares and other awards that are valued, in whole or in part, by reference to, or are otherwise based on, Common Shares, including, without limitation, performance shares, exchangeable securities, dividend equivalent rights and shares or options valued by reference to book value or subsidiary performance (“Other Share-Based Awards”), alone, in addition to or in tandem with other awards granted under the Plan or cash or other awards made outside the Plan. The Committee shall determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be awarded, the number of Common Shares to be used in computing an award or which are to be awarded pursuant to such awards, the consideration, if any, to be paid for such Other Share-Based Awards, and all other terms and conditions of the awards which shall be set forth in an applicable award agreement. The Committee will also have the right, at its sole discretion, to settle such awards in Common Shares, Restricted Shares or cash in an amount equal to the fair market value of the Common Shares or Other Share-Based Awards at the time of settlement. The provisions of Other Share-Based Awards need not be the same with respect to each participant.

12. Termination of Employment.  If a participant ceases to be an employee of the Company or one of its subsidiary for a reason other than death, retirement, or permanent and total disability, such participant’s Grants shall terminate on the effective date of such termination of employment, unless (and then, only to the extent) such Grants by their terms specifically provide otherwise, or unless (and then, only to the extent) the Committee extends such Grants on or before such participant’s date of termination of employment. Neither the participant nor any other person shall have any right after such date to exercise all or any part of his Stock Options or SARs, and all awards of Restricted Stock, Restricted Stock Units and Other Share-Based Awards which are not vested or otherwise subject to restriction shall thereupon be forfeited, and/or declared void and without value.

In the absence of specific Grant provisions prescribing a longer period, if termination of employment is due to death or disability, outstanding Stock Options and SARs may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options and SARs shall be exercised by such participant’s estate, or by that person designated by such participant by will, or as otherwise indicated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option or SAR be exercisable after the expiration of the option period, and in the case of exercises made after a participant’s death, not to any greater extent than the participant would have been entitled to exercise such Option or SAR at the time of his death. Restricted Stock, Restricted Stock Units and Other Share-Based Awards held by a participant whose employment by the Company or any subsidiary terminates by reason of death shall thereupon vest and all restrictions and risks of forfeiture thereon shall thereupon lapse.

Subject to the discretion of the Committee, in the event a participant terminates employment with the Company and all subsidiaries because of normal, early or disability retirement under the Keithley Instruments, Inc., Employees’ Pension Plan (or any successor pension plan), (a) any then outstanding Stock Options and/or SARs held by such participant shall lapse at the earlier of (i) the end of the term of such Stock Option or SAR, or (ii) twelve (12) months after such retirement or permanent and total disability (subject only to the three (3) month exercise limitation applicable to Incentive Stock Options); and (b) any Restricted Stock, Restricted Stock Units and Other Share-Based Awards held by such participant shall thereafter vest and any applicable restrictions shall lapse, to the extent such Restricted Stock, Restricted Stock Units and Other Share-Based Awards would have become vested or no longer subject to restriction within twelve (12) months from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Stock, Restricted Stock Units and Other Share-Based Awards during such period (or on such accelerated basis as the Committee may determine at or after date of Grant).

For purposes of this Plan and all Grants made hereunder, if an employee of the Company or one of its subsidiaries is granted a leave of absence by the Company or such subsidiary, to serve in the uniformed services (within the meaning of chapter 43, title 38 of the United States Code) or for any other reason approved by the Company, his employment with the Company or such subsidiary shall not be considered to have terminated and he shall be deemed an employee of the Company or such subsidiary during such leave of absence. The provisions of this paragraph shall apply with equal force to any extension of any such leave of absence granted by the Company or such subsidiary.

13. Change of Control.  Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under this Plan shall become immediately exercisable in full and all Restricted Stock, Restricted Stock Units and Other Share-Based Awards shall become immediately vested and any applicable restrictions shall lapse.

For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

14. Qualifying Performance Criteria.

(a) For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Grant and/or any applicable award agreement: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment or invested capital; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) sales growth; (xvi) economic profit or profit margin; (xvii) operating margin; (xviii) return on operating revenue; (xix) return on tangible capital;

(xx) market share; (xxi) contract awards or backlog; (xxii) overhead or other expense reduction; (xxiii) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index (which may adjustments during the applicable performance period to take into account mergers, acquisitions, dispositions and other significant changes affecting the companies comprising such index or perr group); (xxiv) credit rating; (xxv) strategic plan development and implementation; (xxvi) improvement in workforce diversity; (xxvii) customer satisfaction; (xxviii) employee satisfaction; (xxix) management succession plan development and implementation; and (xxx) employee retention.

(b) With respect to any Grant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period) and specify in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

(c) Prior to the payment of any compensation under an Grant intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Grant have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

(d) Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Common Shares, Stock Options or other benefits granted, issued, retainable and/or vested under a Grant on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

15. Amendments to Plan.  The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of the Company’s shareholders, shall any action of the Committee or the Board of Directors result in:

(a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

(b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

(c) Materially increasing the benefits accruing to participants under this Plan;

except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

16. Investment Representation, Approvals and Listing.  The Committee may require each participant acquiring Common Shares pursuant to a Grant to represent and agree in writing that such participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All Common Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

17. General Provisions.  The form and substance of Stock Option agreements, Restricted Stock agreements, SAR agreements, Restricted Stock Units Agreements and Other Share-Based Awards agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement, SAR shall be construed as entitling any participant to any rights of a shareholder as a result of the grant of a Stock Option or an SAR, until such time as Common Shares are actually issued to such participant pursuant to the exercise of such Option or SAR. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan. Ohio law controls the enforcement and interpretation of this Plan, and any Grants or other contractual agreements made pursuant to this Plan.

18. Code Section 409A Compliance.  This Plan is intended to be operated in compliance with the provisions of Code Section 409A (including any applicable rulings or regulations promulgated thereunder). In the event that any provisions of this Plan fails to satisfy the provisions of Code Section 409A, then such provision shall be reformed so as to comply with Code Section 409A and to preserve as closely as possible the intention of the Company in maintaining the Plan.

19. Termination of This Plan.  No Grants shall be made pursuant to the Plan on or after February   , 2019, but Grants made and outstanding prior to that date shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

Annual Meeting of Shareholders
February 7, 2009
12:00 Noon
â Please fold and detach card at perforation before mailing. â

Keithley Instruments, Inc.	Common Shares
You are encouraged to specify your choices by marking the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote your shares unless you sign and return this card.
This Proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR the nominees named in Item 1, FOR Item 2 and Item 3 and with discretionary authority on all other matters that may property come before the meeting or any adjournment or postponement thereof.
The Board of Directors recommends a vote FOR the nominees named in Item 1 and FOR Item 2 and Item 3.

1.	ELECTION OF DIRECTORS ❑	FOR ❑	WITHHOLD AUTHORITY

	Joseph P. Keithley	Brian R. Bachman*	James B. Griswold	Leon J. Hendrix, Jr.
	Brian J. Jackman*	Dr. N. Mohan Reddy*	Thomas A. Saponas	Barbara V. Scherer
*Elected by holders of Common Shares only.

To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) in the space provided below.

2.	To approve the Keithley Instruments, Inc. 2009 Stock Incentive Plan.
	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as Keithley Instruments, Inc.’s independent accountants for the fiscal year ending September 30, 2009.
	❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	To vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Continued from the other side)

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
Proxy must be signed and dated below.
â  Please fold and detach card at perforation before mailing.  â

Keithley Instruments, Inc.	Common Shares
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, FEBRUARY 7, 2009.
The undersigned hereby appoints JOSEPH P. KEITHLEY and MARK J. PLUSH and each of them, as proxies and attorneys, with full power of substitution, to appear and vote all the Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 7, 2009, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.

Signature

Signature (if held jointly)

Dated:

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.
SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

Annual Meeting of Shareholders
February 7, 2009
12:00 Noon
â   Please fold and detach card at perforation before mailing.    â

Keithley Instruments, Inc.	Class B Common Shares
You are encouraged to specify your choices by marking the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote your shares unless you sign and return this card.
This Proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR the nominees named in Item 1, FOR Item 2 and Item 3 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors recommends a vote FOR the nominees named in Item 1 and FOR Item 2 and Item 3.

1.	ELECTION OF DIRECTORS ❑ FOR ❑ WITHHOLD AUTHORITY

	Joseph P. Keithley	James B. Griswold	Leon J. Hendrix, Jr.
	Thomas A. Saponas	Barbara V. Scherer

To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) in the space provided below.

2.	To approve the Keithley Instruments, Inc. 2009 Stock Incentive Plan.
	❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as Keithley Instruments, Inc.’s independent accountants for the fiscal year ending September 30, 2009.
	❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	To vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Continued from the other side)

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
Proxy must be signed and dated below.
â  Please fold and detach card at perforation before mailing.  â

Keithley Instruments, Inc.	Class B Common Shares
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, FEBRUARY 7, 2009.
The undersigned hereby appoints JOSEPH P. KEITHLEY and MARK J. PLUSH and each of them, as proxies and attorneys, with full power of substitution, to appear and vote all the Class B Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 7, 2009, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.

Signature

Signature	(if held jointly)

Dated:

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.
SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.